AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1999

                                                        REGISTRATION NO. [_____]

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                        MERRILL LYNCH MUNICIPAL ABS, INC.
                    (Sponsor of the trusts described herein)

                         ------------------------------

        DELAWARE                                          133698229
------------------------                    ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             WORLD FINANCIAL CENTER
                             NORTH TOWER, 9TH FLOOR
                                250 VESEY STREET
                          NEW YORK, NEW YORK 10281-1309
                                 (212) 415-7400
                    ----------------------------------------
                    (Address of principal executive offices)

                                   EDWARD SISK
                             WORLD FINANCIAL CENTER
                             NORTH TOWER, 9TH FLOOR
                                250 VESEY STREET
                          NEW YORK, NEW YORK 10281-1309
                                 (212) 415-7400
                     ---------------------------------------
                     (Name and address of agent for service)

                         ------------------------------

                                   COPIES TO:
                              LARY STROMFELD, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                         ------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                       PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
               TITLE OF SECURITIES                      AMOUNT          OFFERING PRICE           AGGREGATE           REGISTRATION
                BEING REGISTERED                   BEING REGISTERED      PER UNIT (1)         OFFERING PRICE             FEE
------------------------------------------------------------------------------------------------------------------------------------
Pass Through Floating Tax-Exempt Receipts           $ 1,000,000.00           100%              $1,000,000.00             $278
and Residual Interest Tax-Exempt Securities
Receipts (2).................................
====================================================================================================================================

(1)  Estimated solely for purposes of calculating the registration fee.

(2) This Registration Statement also registers an indeterminate amount of Securities which may be sold by [Merrill Lynch, Pierce, Fenner & Smith Incorporated] in market making transactions, to the extent required.

                         ------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



================================================================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

  PRELIMINARY PROSPECTUS SUPPLEMENT, SUBJECT TO COMPLETION, DATED [   ], 1999
                       (To Prospectus Dated      , 199  )

PROSPECTUS SUPPLEMENT
(to Prospectus dated February   , 1999)

               Pass Through Floating Tax-Exempt Receipt Trust 199_
                                     Issuer

                        Merrill Lynch Municipal ABS, Inc.
                                     Sponsor

                   $ Pass Through Floating Tax-Exempt Receipts
                           ("P-FLOATs"(SM)), Series R-

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page S-3 of this prospectus supplement.

No governmental agency or instrumentality will insure or guarantee the receipts.

The offered receipts represent interests in the assets held by the issuer only and will not represent interests in or obligations of the Sponsor or any affiliate of the Sponsor. No investor will have any claim or recourse to the Sponsor's assets for payment of any principal or interest on the receipts.

This prospectus supplement may be used to offer and sell any series of receipts only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The Issuer --

o will issue a series of Pass Through Floating Tax-Exempt Receipts ("P-FLOATs"(SM)) and Residual Interest Tax-Exempt Securities Receipts (which are not offered hereby)("RITES"(SM) and, together with the P-FLOATs, the "Receipts"); and

o    will own --

     o municipal securities of one or more maturities and credits identified on Schedule A of this prospectus supplement (the "Bonds"); and

     o    other assets described in this prospectus supplement.

The P-FLOATs of this Series --

o will be issued in book-entry form through the facilities of The Depository Trust Company. The P-FLOATs will be sold in minimum denominations of $5,000 and integral multiples of $5,000;

o will evidence an undivided beneficial interest in the principal payments, any redemption premium and the interest payable on Bonds held by the Issuer;

o will be entitled to receive certain future payments of principal, interest and any redemption premium on the Bonds;

o    will be paid only from the assets held by the Issuer; and

o will be subject to optional and mandatory tender at a purchase price of par plus accrued interest.

The Receipts will be purchased by the underwriter and offered by the underwriter to investors at varying prices to be determined at the time of sale. The Receipts will be available for delivery to investors on or about [ ], 1999.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                               Merrill Lynch & Co.


(SM) Service Mark of Merrill Lynch, Pierce, Fenner & Smith Incorporated

              IMPORTANT INFORMATION ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     The Offered Receipts are described in two separate documents that progressively provide more detail: (i) the accompanying Prospectus, which provides general information, some of which may not apply to a particular series of Receipts such as your Receipts; and (ii) this Prospectus Supplement, which describes the specific terms of your Receipts and may differ from information in the Prospectus.

     If the description of the terms of your Receipts varies between this Prospectus Supplement and the Prospectus, then you should rely on the information in this Prospectus Supplement.

     This Prospectus Supplement and the Prospectus contain cross references to captions where you can find additional information. The following Table of Contents and the Table of Contents in the Prospectus provide the locations of these captions.

     The Index to Defined Terms on page S-6 of this Prospectus Supplement and the Index to Defined Terms on page 36 of the Prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. The Prospectus defines any capitalized terms that are not defined in this Prospectus Supplement and that do not have obvious meanings.

                                TABLE OF CONTENTS


                              PROSPECTUS SUPPLEMENT


SUMMARY.....................................................................S-1

RISK FACTORS................................................................S-3

    Limited Information.....................................................S-3

    Income Tax Considerations...............................................S-3

    Limited Secondary Market................................................S-3

    Timing of Interest and Principal Payments...............................S-3

    Conversion to Fixed Rate Receipts.......................................S-3

    Change of Interest Rate Determination...................................S-3

    Sources of Payment......................................................S-3

    Tender Option Termination Events........................................S-3

    Year 2000 Problem.......................................................S-3

THE LIQUIDITY PROVIDER......................................................S-4

    Description of Liquidity Provider.......................................S-4

    Financial Information of Liquidity Provider.............................S-4

PLAN OF DISTRIBUTION........................................................S-4

RATINGS.....................................................................S-4

LEGAL MATTERS...............................................................S-5

REPORTS TO RECEIPTHOLDERS...................................................S-5

ADDITIONAL INFORMATION......................................................S-5

--------------------------------------------------------------------------------

                                     SUMMARY

     THIS SUMMARY INFORMATION CONTAINS ONLY SOME OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS FOR INFORMATION ABOUT THE RECEIPTS OFFERED. YOU ARE URGED TO READ THIS ENTIRE PROSPECTUS AND PROSPECTUS SUPPLEMENT BEFORE YOU DECIDE WHETHER TO INVEST.

Securities Designation

Pass Through Floating Tax-Exempt Receipts ("P-FLOATs"(SM)) and Residual Interest Tax-Exempt Securities Receipts ("RITES"(SM) and, together with the P-FLOATs, the "Receipts"), issued as Series R-[ ], in minimum denominations of $5,000 and integral multiples of $5,000. The Receipts are available for purchase in book-entry form through the Securities Depository and initially registered in the name of Cede & Co., nominee for the Securities Depository. Each Receipt represents a beneficial ownership interest in the Bonds deposited with the Trustee.

The RITES are not being offered through this Prospectus. Information about the RITES is presented in this Prospectus solely for its relevance to you as a prospective investor of P-FLOATs.

Initial Offering Price

100% of the principal amount of the Receipts of this Series on the Date of Original Issue. Interest will accrue on the Receipts from this date.

Ratings

As a condition to issuance, the Receipts of this Series must be rated [     ]
by [       ] (the "Rating Agency") on their Date of Original Issue. The Issuer has not applied to any other rating agency to obtain a rating on the P-FLOATs.

There is no assurance that any rating will remain in effect for any given period of time. If circumstances change, then the Rating Agency may revise a rating downward or withdraw a rating entirely. Any downward revision or withdrawal of a rating may adversely affect the market price of the P-FLOATs. The rating or ratings issued will not address the likelihood the P-FLOATs may be paid early due to a Mandatory Tender Event or that the Bonds or the proceeds of the Bonds will be distributed due to a Tender Option Termination Event.

Date of Original Issue

On [ ] (the "Date of Original Issue") the P-FLOATs will be issued with an initial principal balance of $[ ] and the RITES will be issued with an initial principal balance of $[ ], in the aggregate relating to $[ ] principal amount of Bonds.

The Issuer

Pass Through Floating Tax-Exempt Receipt Trust 199[ ] (the "Issuer"), a Delaware statutory business trust established by the Sponsor, will hold the Bonds and issue the Receipts. The principal office of the Issuer will be located at [ ].

The Sponsor

Merrill Lynch Municipal ABS, Inc., a Delaware corporation, will act as sponsor (the "Sponsor"). The Sponsor has arranged the purchase of the Bonds held by the Issuer.

The Seller

Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation d/b/a Merrill Lynch & Co., will act as seller (the "Seller"). The Seller will sell the Bonds to the Issuer under a "Bond Sale Agreement" between the Seller and the Issuer.

The Trustee, Tender Agent and The Co-Trustee

[   ] (the "Trustee" and the "Tender Agent") will act as the trustee and tender agent and [  ] (the "Co-Trustee") will act as the co-trustee for the Issuer. The
corporate office of the Trustee and Tender Agent is located at [    ] and the
corporate office of the Co-trustee is located at [    ]. The Trustee fee will be
[ ]% when the Interest Mode is the Weekly or Term Mode and [ ]% when the Interest Mode is the Daily Mode.

The Bonds

The schedule of bonds (the "Schedule of Bonds") attached to this Prospectus Supplement and dated as of the Date of Original Issue contains information concerning the Bonds.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

For additional information about the Bonds, you should consult the Official Statements from either a Nationally Recognized Municipal Securities Information Repository ("NRMSIR"), identified on Schedule A of the Prospectus, or an appropriate state information depository ("SID").

Principal and Interest Distributions

The Trustee will distribute principal and/or interest to holders of P-Floats on the Business Day following the date on which the Trustee receives a principal or interest payment on each Bond. The Schedule of Bonds specifies the dates on which principal and interest are payable on each Bond held by the Trustee. As indicated in the Schedule of Bonds, the Bonds held by the Trustee pay principal and interest on many different payment dates. Accordingly, the Trustee may, but is not obligated to, advance its own funds to distribute interest (but not principal) on P-FLOATs monthly, based on the amount of interest accrued on the Bonds, whether or not this interest is then payable by the bond issuers. The Trustee is not responsible for delays in receipt of payments on the Bonds.

The Remarketing Agent

Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as the Remarketing Agent with respect to the P-FLOATs pursuant to the Trust Agreement and a Remarketing Agreement.

P-FLOAT Interest Rate

The Remarketing Agent will determine the interest rate payable to P-FLOATs holders either daily ("Daily Mode"), weekly ("Weekly Mode") or for term periods ("Term Mode") of up to one year (each, an "Interest Mode"). The Receipts will initially be issued in [ ] Mode. The interest rate on P-FLOATs (the "Floating Rate") will be the minimum rate of interest that the Remarketing Agent determines would result in a sale of each P-FLOAT (or portion) at par plus accrued interest under prevailing market conditions. This amount shall not exceed the aggregate interest payable on the Bonds minus the Trustee fees. The Receipts will initially be issued at an interest rate of [ ]%.

Liquidity Facility

The Sponsor and the Issuer have established a liquidity facility (the "Liquidity Facility") with [ ] (the "Liquidity Provider") with respect to this Series. Upon the withdrawal of Bonds by the Sponsor, the amount of the Liquidity Facility will be decreased proportionately. The Liquidity Facility expires on [ ] and may be renewed by the Liquidity Provider. See "THE LIQUIDITY PROVIDER" on page S-4 of this Prospectus Supplement.

Subject to the terms and conditions of the Liquidity Facility, the Liquidity Provider will purchase P-FLOATs at the Purchase Price if the Remarketing Agent is unable to sell or is prohibited from remarketing any P-FLOAT that has been tendered (i) at the option of its owner or (ii) pursuant to a complete mandatory tender. The Liquidity Provider will become the holder of any Receipt that it purchases. The Liquidity Facility will not be available for, and the Liquidity Provider will not be obligated for, the payment of principal or interest on the Receipts, the payment of any net gain upon a partial mandatory tender or the purchase of Fixed Rate Receipts.

Federal Income Tax Considerations

The Sponsor has received an opinion of Cadwalader, Wickersham & Taft, counsel to the Sponsor, that the Issuer will be classified as a partnership for federal income tax purposes and that amounts distributed to you that are attributable to payments of interest on the Bonds which are excludable from federal gross income will be excludable from your federal gross income. See "CERTAIN INCOME TAX CONSIDERATIONS" on page 29 of the Prospectus. You are advised to consult your own tax advisor on the income tax considerations applicable to your purchase of P-FLOATs.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     You should be aware of the following factors, among others, in making an investment decision:

     Limited Information. This Prospectus Supplement and the accompanying Prospectus do not provide detailed information with respect to the Bonds or any bond issuer, or with respect to any rights or obligations, legal, financial or otherwise, arising under or related to the Bonds. You should investigate the payment and credit characteristics of the Bonds before purchasing Receipts.

     Income Tax Considerations. Neither the Sponsor nor the Seller has investigated the tax-exempt status of the Bonds. The Sponsor has not, and will not, update the original opinion of bond counsel or determine if subsequent events have occurred which would adversely affect the tax exemption of interest on the Bonds.

     Limited Secondary Market. No active secondary market will exist for P-FLOATs and it is not expected that one will develop.

     Timing of Interest and Principal Payments. The Trustee will distribute principal and/or interest to you on the Business Day following the date on which the Trustee receives a principal or interest payment on each Bond. The Trustee may, but is not obligated to, advance its own funds to distribute interest (but not principal) on P-FLOATs monthly, based on the amount of interest accrued on the Bonds, whether or not this interest is then payable by the bond issuers. The Trustee is not responsible for delays in receipt of payments on the Bonds.

     Conversion to Fixed Rate Receipts. P-FLOATs will be converted to Fixed Rate Receipts if certain events occur. After conversion, the P-FLOATs will no longer be subject to tender at the option of their owners, and the Liquidity Facility will expire. If an investor elects to retain the Fixed Rate Receipt, it will retain a long term investment for which there is currently no secondary market. Under many circumstances, the quality of the long term investment may be adversely affected by the event that caused the fixed rate conversion.

     Change of Interest Rate Determination. The Remarketing Agent may change the frequency for determining the Floating Rate for the P-FLOATs. If the frequency is changed, the interest rate and the terms for optional tender may change. Upon such change, if you are affected, you will be required to tender your P-FLOATs for purchase at the Purchase Price unless you elect to retain the P-FLOAT at the new Floating Rate.

     Sources of Payment. The Purchase Price of Receipts tendered by investors for purchase will be payable solely from the proceeds of remarketing to new investors. If the Remarketing Agent is unable to remarket all tendered Receipts to new investors, it will remarket them to the Liquidity Provider, who will purchase the Receipts with funds drawn under the Liquidity Facility described in this Prospectus Supplement. Under certain circumstances, the Liquidity Facility may be suspended or terminated without notice.

     Tender Option Termination Events. Your right to optionally tender the portion of a P-FLOAT for a particular Bond will terminate, without notice, if certain events called Tender Option Termination Events occur. If any of these events occur, the Trustee will either distribute the affected Bonds to you or sell the Bonds and use the proceeds to pay you the Purchase Price plus 10% of any gain on the affected Bonds. Under some circumstances, the quality of the long term investment may be adversely affected by the Tender Option Termination Event.

     Year 2000 Problem. Although the Issuer does not operate any computer systems of its own, it relies on the computer systems of the bond issuers, the Trustee, the Co-Trustee, the Remarketing Agent, the Liquidity Provider and the Securities Depository, all of which may indirectly rely on computer systems of other third parties. It is currently impossible to determine how vulnerable the Issuer is to any failure of third parties to solve their Year 2000 problems. There can be no assurance that the computer systems of entities the Issuer directly or indirectly relies upon will be timely modified or converted to address Year 2000 problems. If the Year 2000 problems are not timely resolved by these third parties, then there could be an interruption in payments due on the Receipts or a delay (or failure) in the delivery of notices to investors.

                             THE LIQUIDITY PROVIDER

Description of Liquidity Provider

     The Liquidity Provider will be [    ]. [    ] is a [diversified financial
services holding company] [commercial banking institution], [which is subject to the information requirements of the Securities Exchange Act of 1934, as amended.] In accordance with this act, [ ] files reports and other information with the Securities and Exchange Commission. Copies of such reports and other information may be obtained by contacting [ ], Attention: [ ], telephone [ ].

     The Liquidity Provider was originally incorporated in [    ]. [Insert brief
corporate history of Liquidity Provider]. [Insert relevant description of structure of Liquidity Provider]. The Liquidity Provider is engaged in a broad range of [banking and] [financial services] activities, including [deposit-taking, lending and leasing, securities brokerage services, investment management, investment banking, capital markets activities and foreign exchange transactions].

     As of [ ], the Liquidity Provider had total consolidated assets of [ ]. The foregoing figure has been derived from and is qualified by reference to the Liquidity Provider's audited consolidated financial statements and notes (which may contain a discussion of the significant accounting principles applied).

Financial Information of Liquidity Provider

--------------------------------------------------------------------------------
                                 TYPE OF INFORMATION             YEAR TO DATE
                                 -------------------             ------------
--------------------------------------------------------------------------------
   1.  Total Assets:                    $[ ]                         199___
--------------------------------------------------------------------------------
   2.  Net Worth:                       $[ ]                         199___
--------------------------------------------------------------------------------
   3.  Long Term Debt Rating:            [ ]                         199___
--------------------------------------------------------------------------------

     The above information is furnished solely to provide limited information and does not purport to be comprehensive. Such information is qualified in its entirety by the more detailed information appearing in the documents and financial statements referenced above. The Liquidity Provider undertakes no obligation to update the above information.

                              PLAN OF DISTRIBUTION

     The Sponsor has entered into an underwriting agreement (the "Underwriting Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), as underwriter. The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent, and that the Underwriter will be obligated to purchase all of the Receipts if they are purchased.

     The Underwriter has advised the Sponsor that the Underwriter proposes to offer the Receipts from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Receipts to or through dealers which may receive compensation in the form of underwriting discounts or commissions from the Underwriter and any purchasers of the Receipts for whom they may act as agent. No concessions have been offered to the Underwriter.

     The Underwriter and any dealers that participate with the Underwriter in the distribution of Receipts may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Receipts by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Act").

     The Sponsor has agreed to indemnify the Underwriter against civil liabilities, including liabilities under the Act or contributions to payments the Underwriter may be required to make.

                                     RATINGS

     The long-term rating of the Receipts is based upon the credit rating of the Bond issuers or, if the Bonds are insured, the Bond insurers in connection with its issuance of the financial guaranty policy guaranteeing the payment of principal and interest on the related Bonds. The short-term rating of the Receipts is based upon the credit rating of the Liquidity Provider in connection with its issuance of the related Liquidity Facility. The short-term rating assigned to the Receipts will apply for only so long as such Receipts benefit from the Liquidity Facility. The ratings on the Receipts do not reflect Advances, if any, made by the Trustee.

     The ratings are not recommendations to buy, sell or hold the Receipts. The ratings of such Receipts reflect only the views of the Rating Agency and an explanation of the significance of such ratings may be obtained from the Rating Agency. There is no assurance that any ratings will continue for any period of time or will not be revised downward or withdrawn entirely by the Rating Agency if in its judgment circumstances so warrant. The ratings are based upon current information furnished to the Rating Agency by the Sponsor and the Liquidity Provider, and information obtained from other sources, including the issuers of the Bonds and, if the bonds are insured, the insurers. The ratings may be changed, suspended or withdrawn as a result of changes in, or the unavailability of, such information.

                                  LEGAL MATTERS

     Cadwalader, Wickersham & Taft, New York, New York, Counsel to the Sponsor, has given a legal opinion on the offering of the Receipts and certain tax aspects of the Receipts. The form of opinion of Counsel to the Sponsor relating to certain tax aspects of the Receipts is attached to the Prospectus as Exhibit
A. [    ], counsel for the Trustee and Tender Agent has given a legal opinion
relating to the Trustee and Tender Agent; [    ], counsel for the Co-Trustee has
given a legal opinion relating to the Co-Trustee; and [     ], counsel for the
Liquidity Provider has given a legal opinion relating to the Liquidity Provider.

                            REPORTS TO RECEIPTHOLDERS

     The Remarketing Agent will prepare periodic reports that will contain information about the Issuer. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until certificated Receipts are issued, the reports will be sent to Cede & Co. as nominee for the Securities Depository and the registered holder of the Receipts. You will not receive financial reports directly from the Remarketing Agent.

                             ADDITIONAL INFORMATION

     The Sponsor filed a registration statement relating to the Receipts with the SEC. This Prospectus is part of the registration statement, but the registration statement also includes additional information.

     The Trustee will file with the SEC all required annual, monthly and special SEC reports and other information about the Issuer.

     You may read and copy any reports, statements or other information that is filed in connection with the Receipts at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

     You may also obtain the Official Statements for the Bonds from a Nationally Recognized Municipal Securities Information Depository identified on Schedule A to this Prospectus or an appropriate state information depository.

                              INDEX OF SIGNIFICANT
                        PROSPECTUS SUPPLEMENT DEFINITIONS

                                                                            Page
                                                                            ----
Bonds..................................................................... cover
Co-Trustee.................................................................. S-1
Daily Mode.................................................................. S-2
Date of Original Issue...................................................... S-1
Floating Rate............................................................... S-2
Interest Mode............................................................... S-2
Issuer...................................................................... S-1
Liquidity Facility.......................................................... S-2
Liquidity Provider...........................................................S-2
NRMSIR...................................................................... S-2
P-FLOATs..............................................................cover, S-1
Rating Agency............................................................... S-1
Receipts..............................................................cover, S-1
RITES.................................................................cover, S-1
Schedule of Bonds........................................................... S-1
Securities Act of 1933...................................................... S-4
Seller...................................................................... S-1
SID ........................................................................ S-2
Sponsor..................................................................... S-1
Term Mode................................................................... S-2
Tender Agent................................................................ S-1
Trustee..................................................................... S-1
Underwriter................................................................. S-4
Underwriting Agreement...................................................... S-4
Weekly Mode................................................................. S-2

                                SCHEDULE OF BONDS

INFORMATION TO BE PROVIDED WITH RESPECT TO EACH BOND:

Issuer:

Issue:

CUSIP No.:

Principal Amount:

Dated Date:

Coupon:

Interest Payment Dates:

Optional Redemption:

Official Statement Dated:

Ratings:

Insurer:

Principal Maturity:

Original Issue Price:

Initial Deposit Price:(1)

Adjusted Issue Price:

Residual Ownership Date:

Accrual Commencement Date:

First Bond Interest Payment Date
  Subsequent to Date of Original Issue:

First Bond Principal Payment Date:

Private Activity/Non-Private Activity Bonds:

Denomination of Bonds:

Bond Counsel:


----------
(1) This Bond is a [Premium Bond] [DeMinimis Market Discount Bond] [Market Discount Bond]. If this is a Premium Bond, attach a schedule of the Unamortized Premium Percentage.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

      PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED [     ], 1999

                        Merrill Lynch Municipal ABS, Inc.
                                     Sponsor

                    Pass Through Floating Tax-Exempt Receipts
                                ("P-FLOATs" (SM))
                              (Issuable in Series)

                                   ----------
--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page 7 of this prospectus. The receipts of any series will not be insured or guaranteed by any governmental agency or instrumentality.

The receipts of each series will represent interests in the assets held by the related issuer only and will not represent interests in or obligations of the Sponsor or any affiliate of the Sponsor. No investor will have any claim or recourse to the Sponsor's assets for payment of any principal or interest on the receipts.

This prospectus may be used to offer and sell any series of receipts only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

Each Issuer --

o will issue a series of Pass Through Floating Tax-Exempt Receipts ("P-FLOATs"(SM)) and Residual Interest Tax-Exempt Securities Receipts (which are not offered hereby)("RITES"(SM)) and, together with the P-FLOATs, the "Receipts"); and

o    will own --

     o municipal securities of one or more maturities and credits (the "Bonds"); and

     o other assets described in this prospectus and the accompanying prospectus supplement.

P-FLOATs of each Series --

o will be issued in book-entry form through the facilities of The Depository Trust Company. The P-FLOATs will be sold in minimum denominations of $5,000 and integral multiples of $5,000;

o will evidence an undivided beneficial interest in the principal payments, any redemption premium and the interest payable on Bonds held by the related Issuer;

o will be entitled to receive certain future payments of principal, interest and any redemption premium on the Bonds;

o    will be paid only from the assets held by the related Issuer; and

o will be subject to optional and mandatory tender at a purchase price of par plus accrued interest.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                   ----------

            The date of this Preliminary Prospectus is _________, 199

                               Merrill Lynch & Co.

(SM) Service Mark of Merrill Lynch, Pierce, Fenner & Smith Incorporated

                                TABLE OF CONTENTS

SUMMARY...........................................................................................     1
RISK FACTORS......................................................................................     7
INTRODUCTION......................................................................................     8
INTEREST AND PRINCIPAL............................................................................     8
    Description of Interest Modes.................................................................     8
    Distribution of Interest......................................................................     9
    Priority in Distribution of Interest..........................................................     9
    Period that Floating Rate is in Effect........................................................     9
    Method of Determining the Interest Rate.......................................................    10
    Conversion of Interest Mode...................................................................    10
    Distribution of Principal.....................................................................    10
OPTIONAL TENDER OF P-FLOATS.......................................................................    11
    Right of Optional Tender in Daily and Weekly Mode.............................................    11
    Exercise of Tender Option.....................................................................    11
MANDATORY TENDER OF P-FLOATS......................................................................    11
    Mandatory Tender..............................................................................    11
    Complete Mandatory Tender with Right to Retain................................................    11
    Complete Mandatory Tender with No Right to Retain.............................................    12
    Partial Mandatory Tender with No Right to Retain..............................................    12
    Procedures for Mandatory Tender...............................................................    12
    Remarketing and Source of Funds for Purchase..................................................    13
IMMEDIATE TERMINATION OF OPTIONAL AND MANDATORY TENDER RIGHTS.....................................    13
    Tender Option Termination Events..............................................................    13
    Procedures for Tender Option Termination......................................................    14
FIXED RATE CONVERSION.............................................................................    15
    Fixed Rate Conversion Events..................................................................    15
    Procedures for Fixed Rate Conversion..........................................................    15
WITHDRAWAL OF BONDS...............................................................................    15
    Withdrawal Requirements.......................................................................    15
    Procedures for Withdrawal.....................................................................    16
PROCEDURES FOR PURCHASE AND REMARKETING...........................................................    16
    Remarketing of P-FLOATs.......................................................................    16
    Funds for Purchases on Purchase Dates.........................................................    16
    Procedures for Optional Tender when P-FLOATs Deposited with the Securities Depository.........    17
    Investors to Comply with Tender and Election Procedures.......................................    18
DETAILS OF THE RECEIPTS...........................................................................    18
    Voting on Bonds...............................................................................    18
    Pro Rata Distribution.........................................................................    18
    Book-Entry Only System for Receipts...........................................................    18
    Registration, Transfer and Payments...........................................................    20
    Prior Accrued Bond Interest...................................................................    21
    Designated Office of the Trustee..............................................................    21
REDEMPTION UPON REDEMPTION OF UNDERLYING BONDS....................................................    21
    Redemption of Receipts........................................................................    21
    Notice of Redemption..........................................................................    21
    Selection of Receipts to be Redeemed..........................................................    22
    Effect of Call for Redemption.................................................................    22

CERTAIN PROVISIONS OF THE TRUST AGREEMENT.........................................................    22
    Purposes and Powers...........................................................................    22
    No Additional Liabilities or Indebtedness.....................................................    22
    The Trustee...................................................................................    22
    The Co-Trustee................................................................................    23
    Trustee Advances..............................................................................    23
    Limited Liability.............................................................................    23
    Resignation and Replacement of Trustee........................................................    24
    Amendments to the Trust Agreement.............................................................    24
    Termination of the Trust Agreement............................................................    25
    Default on Bonds..............................................................................    25
MISCELLANEOUS.....................................................................................    25
    Fees and Expenses.............................................................................    25
    Information for Investors.....................................................................    25
    Certain Liabilities...........................................................................    26
THE BONDS.........................................................................................    26
    Information About the Bonds...................................................................    26
    Residual Ownership Date.......................................................................    26
    Diversification Requirement...................................................................    26
THE SPONSOR.......................................................................................    27
THE REMARKETING AGREEMENT.........................................................................    27
THE LIQUIDITY FACILITY............................................................................    28
    Description of Liquidity Facility.............................................................    28
    Termination of Obligations of Liquidity Provider..............................................    28
    Substitution of Successor Liquidity Provider..................................................    29
    Liquidity Provider Default....................................................................    29
CERTAIN INCOME TAX CONSIDERATIONS.................................................................    29
    Discussion of Federal Income Tax Consequences.................................................    29
    Tax Exemption of the Bonds....................................................................    30
    Taxation of Investors.........................................................................    30
    Additional Tax Considerations.................................................................    33
    State and Local Tax Consequences..............................................................    33
PLAN OF DISTRIBUTION..............................................................................    34
USE OF PROCEEDS...................................................................................    34
RATING............................................................................................    34
LEGAL MATTERS.....................................................................................    34
REPORTS TO RECEIPTHOLDERS.........................................................................    34
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.................................................    35
ADDITIONAL INFORMATION............................................................................    35
INDEX OF SIGNIFICANT PROSPECTUS DEFINITIONS.......................................................    36
EXHIBIT A--FORM OF OPINION OF SPECIAL COUNSEL AS TO CERTAIN TAX MATTERS

--------------------------------------------------------------------------------

                                     SUMMARY

     This summary contains only some of the information that may be important to you. You should read the entire Prospectus and related Prospectus Supplement for information about each series of Receipts before you decide whether to invest.

Securities Designation

Pass Through Floating Tax-Exempt Receipts ("P-FLOATs"(SM)) and Residual Interest Tax-Exempt Securities Receipts ("RITES"(SM) and, together with the P-FLOATs, the "Receipts") will be issued in Series (each, a "Series"). The Receipts will evidence an undivided beneficial interest in the principal payments, any redemption premium and the interest payable on Bonds held by the Issuer.

The RITES are not being offered through this Prospectus. Information about the RITES is presented in this Prospectus solely for its relevance to prospective P-FLOATs investors.

The Issuer

The issuer with respect to each Series will be a Delaware statutory business trust established by the Sponsor (the "Issuer"). The Issuer will acquire municipal securities of one or more maturities and credits (the "Bonds") for the benefit of investors pursuant to a Series Trust Agreement (the "Trust Agreement") among the Sponsor, the Trustee and the Co-Trustee. The related Prospectus Supplement will specify the Issuer's principal office.

The RITES holder will be responsible for paying the fees, expenses and liabilities (other than Trustee fees, Trustee advances and principal or interest paid to P-FLOATs) incurred by the Issuer in connection with the Trust Agreement.

The Sponsor

Merrill Lynch Municipal ABS, Inc., a Delaware corporation, will act as sponsor (the "Sponsor"). The Sponsor will not be liable for any debts and obligations of, or claims against, the Issuer. The Sponsor will not guarantee any payments to investors and no investor will have any claim or recourse to the Sponsor's assets for payment of any principal or interest on the Receipts. The Issuer will pay the principal of, and interest on, the Receipts solely from the funds and financial assets the Issuer holds, as described below.

The Sponsor may assign its right to withdraw Bonds (as described below) to the Liquidity Provider or any Person that certifies that it does not then own any P-FLOATs.

The Trustee

The related Prospectus Supplement will specify the trustee (the "Trustee") and the co-trustee (the "Co-Trustee") for each Series of Receipts. The Sponsor may remove the Trustee and Co-Trustee with the consent of either the RITES holder or a majority of P-FLOATs investors. See "CERTAIN PROVISIONS OF THE TRUST AGREEMENT--The Trustee" on page 24 of this Prospectus and "--The Co-Trustee" on page 25 of this Prospectus.

The Seller

Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation d/b/a Merrill Lynch & Co., will act as seller (the "Seller"). The Seller will sell the Bonds to the Issuer under a "Bond Sale Agreement" between the Seller and the Issuer. The Seller will not be liable for any debts and obligations of, or claims against, the Issuer. The Seller will not guarantee any payments to investors and no investor will have any claim or recourse to the Seller's assets for payment of any principal or interest on the Receipts.

The Bonds

The related Prospectus Supplement will specify the Bonds underlying each Series of Receipts and will contain summary information about the Bonds. Neither this Prospectus nor the Prospectus Supplement will contain detailed information about the Bonds, any bond issuer, any bond insurer or any rights or obligations, legal, financial or otherwise, in connection with the Bonds. Neither the Sponsor nor the Seller has investigated the financial condition or creditworthiness of any bond issuer or bond insurer. If a Bond defaults, investors will bear the entire risk of loss.

For additional information about the Bonds, you should consult the Official Statements available from either a Nationally Recognized Municipal Securities Information Repository ("NRMSIR"), identified on Schedule A of this Prospectus, or an appropriate state information depository ("SID").

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Denominations

The Issuer will issue Receipts in book-entry form through the facilities of The Depository Trust Company. The Receipts will be sold in minimum denominations of $5,000 and integral multiples of $5,000.

Principal and Interest Distributions

The Trustee will distribute principal and/or interest to holders of P-FLOATs on the Business Day following the date on which the Trustee receives a principal or interest payment on each Bond. The Prospectus Supplement will specify the dates on which principal and interest are payable on each Bond. The Bonds held by the Issuer will likely pay principal and interest on many different payment dates. Accordingly, the Trustee may, but is not obligated to, advance its own funds to distribute interest (but not principal) on P-FLOATs monthly, based on the amount of interest accrued on the Bonds, whether or not this interest is then payable by the bond issuers. See "INTEREST AND PRINCIPAL--Distribution of Interest" on page 9 of this Prospectus and "--Distribution of Principal" on page 11 of this Prospectus. The Trustee is not responsible for delays in receipt of payments on the Bonds.

Before distributions on the P-FLOATs are made, the Trustee will deduct Trustee fees and Trustee advances from payments received on the Bonds. If the Trustee elects to make an advance, it will be reimbursed the advance plus interest (equal to the outstanding advances multiplied by the Trustee's prime rate for the number of days the advances were outstanding). The RITES holder will pay interest on Trustee advances. See "CERTAIN PROVISIONS OF THE TRUST AGREEMENT -- Trustee Advances" on page 25 of this Prospectus.

Following each date on which the Trustee receives a principal or interest payment on a Bond, the Trustee will distribute to the RITES holder its pro rata share of principal or interest on the Bonds after the Trustee deducts any outstanding Trustee fees, Trustee advances and principal or interest distributed to P-FLOATs.

The Remarketing Agent

Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as the P-FLOATs Remarketing Agent pursuant to the Trust Agreement and a Remarketing Agreement. The Remarketing Agent may be removed by the Liquidity Provider with the consent of either the RITES holder or a majority of the P-FLOATs holders. See "THE REMARKETING AGREEMENT" on page 30 of this Prospectus.

P-FLOAT Interest Rate

The Remarketing Agent will determine the interest rate payable to P-FLOATs holders either daily, weekly or for term periods of up to one year (each, an "Interest Mode"). See "INTEREST AND PRINCIPAL--Period that Floating Rate is in Effect" on page 9 of this Prospectus. The interest rate on P-FLOATs (the "Floating Rate") will be the minimum rate of interest that the Remarketing Agent determines would result in a sale of each P-FLOAT (or portion) at par plus accrued interest under prevailing market conditions. This amount shall not exceed the aggregate interest payable on the Bonds minus the Trustee fees. See "INTEREST AND PRINCIPAL--Method of Determining the Interest Rate" on page 10 of this Prospectus. The interest rate on the P-FLOATs also may be converted to a Fixed Rate, as described below.

P-FLOATs for which the interest rate is determined for a term period will be subject to mandatory tender on the last day of the interest rate period. Investors, however, may elect to retain the P-FLOATs at the new interest rate and for the new term designated by the Remarketing Agent. If a P-FLOAT for which the Floating Rate is determined for a term period is not retained by the investor, then it will be remarketed by the Remarketing Agent to a new investor or to the Liquidity Provider. See "MANDATORY TENDER OF P-FLOATS" on page 12 of this Prospectus.

Change in Interest Rate Determination

The Remarketing Agent may, with the consent of the RITES holder, change the frequency for determining the Floating Rate for any P-FLOAT, based upon prevailing market conditions, or convert any P-FLOAT to a Fixed Rate Receipt.

P-FLOATs for which the frequency for determining the Floating Rate is changed, or which are converted to Fixed Rate Receipts, will be subject to mandatory tender on the day the change is effective. Investors, however, may elect to retain the P-FLOATs at the new Floating Rate or Fixed Rate designated by the Remarketing Agent. If the frequency for determining a P-FLOAT's Floating Rate is changed or a P-FLOAT is converted to a Fixed Rate Receipt, and the P-FLOAT is not retained by the investor, then it will be remarketed by the Remarketing Agent to a

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

new investor or to the Liquidity Provider. See "INTEREST AND PRINCIPAL -- Conversion of Interest Mode" on page 10 of this Prospectus.

Tender Option

Investors holding P-FLOATs for which the Remarketing Agent determines the Floating Rate daily or weekly may tender their P-FLOATs for purchase by the Tender Agent by giving notice to the Remarketing Agent and the Tender Agent prior to the purchase date. The notice period is one Business Day for daily periods or five Business Days for weekly periods. The Remarketing Agent will remarket tendered P-FLOATs to a new investor or to the Liquidity Provider at a price equal to par plus interest accrued at the Floating Rate (the "Purchase Price").

Investors may not optionally tender P-FLOATs for which the Floating Rate is determined for a term period; however, those P-FLOATs are subject to mandatory tender as described below. See "OPTIONAL TENDER OF P-FLOATS" on page 11 of this Prospectus.

Tender Option Termination Events

An investor's right to optionally tender the portion of P-FLOATs corresponding to a particular Bond (or to have the portion of its P-FLOATs represented by that Bond purchased upon a Mandatory Tender Event) will terminate immediately, without notice, if any of the following events occurs with respect to that Bond:

     (i) the bond issuer or bond insurer fails to pay any installment of principal of, or any premium or interest on, the Bond;

     (ii) certain events of bankruptcy or insolvency of the bond issuer or the bond insurer of the Bond;

     (iii) the bond rating is downgraded to below investment grade (i.e., "BBB-" or the equivalent); or

     (iv) certain events that would adversely affect the tax exempt status of the Bond.

If one of the events described above occurs, the Trustee will:

     (i) distribute the affected Bond to investors; or

     (ii) if the market value of the Bond is greater than the Purchase Price, sell the Bond and use the proceeds to pay first the Purchase Price plus 10% of any gain on the affected Bond to P-FLOATs investors and second the remainder to the RITES holder.

See "IMMEDIATE TERMINATION OF OPTIONAL AND MANDATORY TENDER RIGHTS--Tender Option Termination Events" on page 14 of this Prospectus.

Residual Ownership Date

The "Residual Ownership Date" for a Bond is the date specified in the related Prospectus Supplement. This date is calculated as occurring approximately when 80% of the "average life" of the Bond (taking into account any scheduled sinking fund redemptions, any optional redemptions without premium and any other expected redemptions), beginning on the Date of Original Issue. See "THE BONDS--Residual Ownership Date" on page 29 of this Prospectus.

The P-FLOATs will be subject to partial mandatory tender with respect to each Bond on the Residual Ownership Date of that Bond only if the sale of the Bond on that date would result in net gain (as defined under "Withdrawal of Bonds" below). If the P-FLOATs are not called for partial mandatory tender on a Residual Ownership Date, the related Bond will remain in the Trust and will not be segregated. See "MANDATORY TENDER OF P-FLOATS--Partial Mandatory Tender with No Right to Retain" on page 13 of this Prospectus.

Mandatory Tender in Whole

An investor's P-FLOATs will be subject to "mandatory tender," in whole, to the Liquidity Provider if any of the following events occurs:

     (i) the Liquidity Facility is replaced;

     (ii) the interest rate mode is converted to another mode or to a Fixed Rate at the discretion of the Remarketing Agent;

     (iii) a term period expires;

     (iv) any Fixed Rate Conversion Event occurs (as described below); or

     (v) the Diversification Requirement is violated, as described on page 33 of this Prospectus.

If an event described in clauses (i), (ii), (iii) or (iv) above occurs, then investors may elect to retain their P-FLOATs, subject to the terms of the replacement Liquidity Facility, the new interest rate mode or the Fixed Rate. The Remarketing Agent will remarket

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

P-FLOATs that have not been retained by investors, to a new investor or the Liquidity Provider at the Purchase Price. If the event described in clause (v) above occurs, then investors may not elect to retain their P-FLOATs and the Remarketing Agent may not remarket those P-FLOATs. In that event, the Liquidity Provider will pay to investors the Purchase Price plus 10% of any gain for those P-FLOATs. See "PROCEDURES FOR PURCHASE AND REMARKETING" on page 18 of this Prospectus.

Mandatory Tender in Part

A portion of an investor's P-FLOATs corresponding to the affected Bond will be subject to mandatory tender to the Liquidity Provider if any of the following events occurs with respect to that Bond:

     (i) the rating on the Bond is withdrawn or downgraded such that it would cause the rating on the P-FLOATs to be withdrawn or downgraded (but not below investment grade, in which case a Tender Option Termination Event will occur) and the Liquidity Provider elects to require a partial mandatory tender;

     (ii) the Trustee receives notice from the Liquidity Provider that the Liquidity Facility will be extended upon its expiration except with respect to the affected Bond (i.e., the Liquidity Facility is not renewed for the affected Bond or Bonds); or

     (iii) the Residual Ownership Date of the Bond occurs and a sale of the Bonds on such date would result in a net gain (as defined under "Withdrawal of Bonds" below).

If an event described above occurs, then the affected Bond will be segregated by the Trustee and P-FLOATs investors will no longer have a beneficial interest in that Bond. P-FLOATs investors may not elect to retain the portion of P-FLOATs subject to mandatory tender in part and the Remarketing Agent may not remarket those P-FLOATs. The Liquidity Provider will pay to investors the Purchase Price plus 10% of any net gain (as defined under "Withdrawal of Bonds" below) on the affected Bond, determined by the Issuer or its designee as of the date of mandatory tender. See "MANDATORY TENDER OF P-FLOATS" on page 12 of this Prospectus.

Fixed Rate Conversion Events

All P-FLOATs will be converted to Fixed Rate Receipts if any of the following events occurs (each, a "Fixed Rate Conversion Event"):

     (i) the Liquidity Facility expires, unless it is extended or replaced for some of the Bonds;

     (ii) an event of default occurs under the Liquidity Facility and the Liquidity Provider elects to convert to a Fixed Rate;

     (iii) five business days elapse after at least 25% of P-FLOATs were tendered without remarketing and the Liquidity Provider elects to convert to a Fixed Rate;

     (iv) certain events occur that would adversely affect the tax status of the Issuer and are disadvantageous to the investors, and the RITES holder elects to convert to a Fixed Rate; or

     (v) the Trustee receives notice that the Liquidity Provider elects to convert the P-FLOATs to the Fixed Rate on a specified date because the Fixed Rate determined for that date would be greater than the Maximum Fixed Rate (described below).

Upon their conversion to Fixed Rate Receipts, the P-FLOATs will be subject to mandatory tender at the Purchase Price. Investors, however, may elect to retain the Fixed Rate Receipts. Upon a Fixed Rate Conversion Event, the Remarketing Agent will remarket P-FLOATs (as Fixed Rate Receipts) that have not been retained by investors, to a new investor or the Liquidity Provider, at the Purchase Price. After conversion, investors will no longer have the option to tender their P-FLOATs, the P-FLOATs will no longer be subject to mandatory tender, and the Liquidity Facility will expire.

The Fixed Rate on the converted Fixed Rate Receipts will be equal to the weighted average for all Bonds, calculated for each Bond as the lesser of (i) the coupon rate for that Bond minus Trustee fees (the "Maximum Fixed Rate") and
(ii) the Municipal Market Data insured bond rate in effect on the conversion date for the term closest to the "average life" (the "index rate") of that Bond, as determined by the Remarketing Agent. Once the interest rate is converted to the Fixed Rate, the Remarketing Agent will no longer establish the interest rate on the Receipts based on changes in market conditions or in the Municipal Market Data index. However, the Fixed Rate on the Receipts will be re-calculated from time to time whenever principal payments are made on the Bonds or Bonds are withdrawn as described below. See "FIXED RATE CONVERSION" on page 16 of the Prospectus.

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                                     4

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Liquidity Facility

Before Receipts of a Series are issued, the Sponsor and the Issuer will establish a standby purchase agreement, a liquidity letter of credit or other similar arrangement (the "Liquidity Facility") with the liquidity provider designated by the Sponsor and identified in the Prospectus Supplement (the "Liquidity Provider"). The Liquidity Provider may or may not be affiliated with the Sponsor. The Liquidity Facility for each Series of Receipts will expire on the date specified in the Prospectus Supplement, unless the Liquidity Provider chooses to extend its facility with respect to all or a portion of the Bonds. The Liquidity Provider may be removed by the RITES holder and replaced with the consent of the Trustee on behalf of P-FLOATs investors.

Under the Liquidity Facility, the Liquidity Provider will purchase P-FLOATs at the Purchase Price if the Remarketing Agent is unable to sell to another investor or is prohibited from remarketing any P-FLOAT that has been tendered
(i) at the option of its owner or (ii) pursuant to a Mandatory Tender Event. The Liquidity Provider will become the holder of any P-FLOAT that it purchases (as described under "Mandatory Tender Events" above). The Liquidity Facility will not be available for, and the Liquidity Provider will not be obligated for, the payment of principal or interest on the Receipts, the payment of any net gain upon a partial mandatory tender or the purchase of Fixed Rate Receipts.

If the Liquidity Facility expires and is not extended or replaced, the P-FLOATs will be converted to Fixed Rate Receipts and be subject to mandatory tender in whole unless investors elect to retain the Fixed Rate Receipts. If the Liquidity Facility is replaced, then the P-FLOATs will be subject to mandatory tender in whole five Business Days before the last day of the initial Liquidity Facility, unless investors elect to retain the P-FLOATs under the new Liquidity Facility. If the Liquidity Facility expires and is extended for only a portion of the Bonds, then the portion of P-FLOATs representing the Bonds for which the facility is not extended will be subject to mandatory tender in part without the right of investors to retain that portion of their P-FLOATs. See "THE LIQUIDITY FACILITY" on page 31 of this Prospectus.

Withdrawal of Bonds

Subject to the limitations under this heading, the Sponsor may at any time withdraw Bonds held by the Issuer. To exercise this right, the Sponsor first must transfer to the Trustee a proportionate amount of P-FLOATs and RITES. The Sponsor must also pay the Trustee: (i) a proportionate amount of outstanding Trustee fees and Trustee advances; and (ii) for the benefit of the P-FLOATs and RITES, any interest (not previously advanced by the Trustee) that has accrued on the Bond withdrawn and that is payable to investors, any taxes or other governmental charges that are typically withheld by the Trustee and any excess of any gain on the Bond withdrawn over the weighted-average of any gain on the Bonds remaining (such difference, the "net gain").

For purposes of the preceding clause (ii), "gain" on a Bond means, in general, the bid-side value of the Bond, as determined by the Liquidity Provider, over the price at which the Issuer acquired the Bond (adjusted for any accrued original issue discount or any amortized premium). Upon a withdrawal of Bonds, the Trustee will distribute from amounts it receives from the Sponsor to the P-FLOATs holders their pro rata share of the principal payment received, interest accrued thereon, plus 10% of the payment of any net gain received under the preceding clause (ii). The Trustee will distribute the balance to the RITES holder. The Sponsor will keep the portion attributable to its P-FLOATs and RITES.

The Sponsor may acquire the necessary P-FLOATs and RITES in the secondary market, but may not cause a mandatory tender of Receipts for the purpose of withdrawing Bonds. The Sponsor must hold the requisite P-FLOATs and RITES for at least 30 days before withdrawing Bonds and, during the holding period, will receive all payments of principal of, and interest on, its Receipts. The Sponsor's right to withdraw Bonds is subject to the following conditions:

     (i) withdrawals may only occur once per month;

     (ii) no more than 25% of the initial amount of Bonds held by the Issuer may be withdrawn in a single withdrawal;

     (iii) withdrawals may only be made in the minimum principal amount of $5 million;

     (iv) there may be no withdrawal if the withdrawal will cause a rating agency to downgrade the rating of the P-FLOATs; and

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                                       5

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     (v) there may be no withdrawal if the withdrawal will violate the
Diversification Requirement.

See "WITHDRAWAL OF BONDS" on page 16 of this Prospectus.

Termination of the Trust Agreement

The Trust Agreement related to a Series will terminate following the redemption at maturity of all of the Bonds held by the Issuer for that Series. See "CERTAIN PROVISIONS OF THE TRUST AGREEMENT--Termination of the Trust Agreement" on page 27 of this Prospectus.

Federal Income Tax Considerations

In the opinion of Cadwalader, Wickersham & Taft, Tax Counsel to the Sponsor, the Issuer will be classified as a partnership for federal income tax purposes. Amounts distributed to investors and attributable to payments of interest on the Bonds that are excludable from federal gross income will be excludable from the federal gross income of the investors. See "CERTAIN INCOME TAX CONSIDERATIONS" on page 33 of this Prospectus. You are advised to consult your own tax advisor on the income tax considerations applicable to your purchase of P-FLOATs.

Ratings

The P-FLOATs will be rated by one or more nationally-recognized statistical rating organizations. The long-term rating of the P-FLOATs (representing the likelihood of receiving scheduled principal and interest at the Floating Rate) is based upon the credit rating of the Bonds or, if the Bonds are insured, the bond insurer.

A Series of P-FLOATs will only be issued if the Series is rated in one of the three highest categories by the nationally-recognized rating agency or agencies specified in the Prospectus Supplement. P-FLOATs ratings are not recommendations to buy, sell or hold the P-FLOATs; ratings reflect only the view of the rating agency issuing them. See "RATING" on page 38 of this Prospectus and in the Prospectus Supplement.

--------------------------------------------------------------------------------

     The following information will be supplemented and may be modified in the Prospectus Supplement (the "Prospectus Supplement") of any Series. You must read this Prospectus together with a Prospectus Supplement.

     The descriptions in this Prospectus of the Series Trust Agreement and its related documents are not complete and do not contain all the information that may be important to you. You are urged to read the entire Series Trust Agreement, which may be obtained from the Sponsor.

                                  RISK FACTORS

     Each prospective investor in Receipts should be aware of the following factors, among others, in making an investment decision:

     Limited Information. This Prospectus does not provide detailed information with respect to the Bonds or any bond issuer, or with respect to any rights or obligations, legal, financial or otherwise, arising under or related to the Bonds. Prospective investors should investigate the payment and credit characteristics of the Bonds before purchasing Receipts.

     Income Tax Considerations. Neither the Sponsor nor the Seller has investigated the tax-exempt status of the Bonds. The Sponsor has not, and will not, update the original opinion of bond counsel or determine if subsequent events have occurred which would adversely affect the tax exemption of interest on the Bonds.

     Limited Secondary Market. No active secondary market will exist for P-FLOATs and it is not expected that one will develop.

     Timing of Interest and Principal Payments. The Trustee will distribute principal and/or interest to investors on the Business Day following the date on which the Trustee receives a principal or interest payment on each Bond. The Trustee may, but is not obligated to, advance its own funds to distribute interest (but not principal) on P-FLOATs monthly, based on the amount of interest accrued on the Bonds, whether or not this interest is then payable by the bond issuers. The Trustee is not responsible for delays in receipt of payments on the Bonds.

     Conversion to Fixed Rate Receipts. P-FLOATs will be converted to Fixed Rate Receipts if certain events occur. After conversion, the P-FLOATs will no longer be subject to tender at the option of their owners, and the Liquidity Facility will expire. If an investor elects to retain the Fixed Rate Receipt, it will retain a long term investment for which there is currently no secondary market. Under many circumstances, the quality of the long term investment may be adversely affected by the event that caused the fixed rate conversion.

     Change of Interest Rate Determination. The Remarketing Agent may change the frequency for determining the Floating Rate for any Series of P-FLOATs. If the frequency is changed, the interest rate and the terms for optional tender may change. Upon such change, each affected investor will be required to tender its P-FLOATs for purchase at the Purchase Price unless the investor elects to retain the P-FLOAT at the new Floating Rate.

     Sources of Payment. The Purchase Price of Receipts tendered for purchase will be payable solely from the proceeds of remarketing. If the proceeds are insufficient to cover the Purchase Price of Receipts tendered, the Liquidity Provider will make payments under the Liquidity Facility described in this Prospectus. Under certain circumstances, the Liquidity Facility may be suspended or terminated without notice.

     Tender Option Termination Events. Your right to optionally tender the portion of a P-FLOAT for a particular Bond will terminate, without notice, if certain events called Tender Option Termination Events occur. If any of these events occur, the Trustee will either distribute the affected Bonds to you or sell the Bonds and use the proceeds to pay you the Purchase Price plus 10% of any gain on the affected Bonds. In the latter case, the Trustee will also pay any remaining proceeds to the RITES holder. Under some circumstances, the quality of the long term investment may be adversely affected by the Tender Option Termination Event.

     Year 2000 Problem. Although the Issuer does not operate any computer systems of its own, it relies on the computer systems of the bond issuers, the Trustee, the Co-Trustee, the Remarketing Agent, the Liquidity Provider and the Securities Depository, all of which may indirectly rely on computer systems of other third parties. It is currently impossible to determine how vulnerable the Issuer is to any failure of third parties to solve their Year 2000 problems. There can be no assurance that the computer systems of entities the Issuer directly or indirectly relies upon will be timely modified or converted to address Year 2000 problems. If the Year 2000 problems are not timely resolved by these third parties, then there could be an interruption in payments due on the Receipts.

                                  INTRODUCTION

     The P-FLOATs offered by this Prospectus (collectively with the RITES, the "Receipts") relate to the municipal securities described in a given Prospectus Supplement (the "Bonds") and will be delivered under a Series Trust Agreement among Merrill Lynch Municipal ABS, Inc., as Sponsor (the "Sponsor"), the entity identified as Trustee and Tender Agent in the Prospectus Supplement (the "Trustee" or the "Tender Agent") and the entity identified as Co-Trustee in the Prospectus Supplement (the "Co-Trustee"). The Bonds will be sold to the Issuer under a "Bond Sale Agreement" between Merrill Lynch, Pierce, Fenner & Smith Incorporated as seller (the "Seller") and the Issuer. Merrill Lynch, Pierce, Fenner & Smith Incorporated also will serve as Remarketing Agent (the "Remarketing Agent"). The "Date of Original Issue" for each Series will be stated in the related Prospectus Supplement as the first date on which the Trustee issues Receipts related to that Series.

     Each Series Trust Agreement incorporates by reference the Standard Terms and Provisions (the "Standard Terms"). This Prospectus will refer to the Series Trust Agreement, the Standard Terms and all exhibits, appendices, schedules and amendments to both documents as the "Trust Agreement."

     The Issuer will acquire the Bonds for the benefit of the investors. The property held by the Issuer will consist of:

     (i) the Bonds described in the Prospectus Supplement;

     (ii) all distributions of principal, any premium or interest on the Bonds received by the Trustee after the Date of Original Issue; and

     (iii) all right, title and interest in and to the distributions.

     Each P-FLOAT evidences an undivided beneficial interest in, and the right to receive certain future payments of, principal, interest and any redemption premium on all of the Bonds and the right to receive the Purchase Price of the P-FLOAT from amounts available under the Liquidity Facility on any Purchase Date under the terms of the Trust Agreement. Each RITES evidences an undivided beneficial interest in the right to receive certain future payments of principal, interest and any redemption premium on the Bonds.

     The Trustee will distribute principal and/or interest to P-Floats holders on the Business Day following the date on which the Trustee receives a principal or interest payment on each Bond. While the P-FLOATs are registered in the name of a Securities Depository or its nominee, these payments will be made to the nominee. See "DETAILS OF THE RECEIPTS--Book Entry Only System for Receipts" on page 20 of this Prospectus.

                             INTEREST AND PRINCIPAL

Description of Interest Modes

     The P-FLOATs will accrue interest at an interest rate (the "Floating Rate") that is reset either daily, weekly or for term periods of up to one year (each, an "Interest Mode"). The P-FLOATs will be issued in the Interest Mode and will initially bear interest at the Floating Rate identified in the Prospectus Supplement. The Remarketing Agent may convert the Interest Mode for any Series of P-FLOATs to a Daily Mode, Weekly Mode, Term Mode or a Fixed Rate as described under "Conversion of Interest Mode" on page 10 of this Prospectus. The P-FLOATs are also subject to conversion to a Fixed Rate if certain events occur. See "FIXED RATE CONVERSION" on page 16 of this Prospectus. Following a conversion, the converted P-FLOAT will bear interest at the corresponding Daily Rate, Weekly Rate, Term Rate or Fixed Rate, as described below. Any conversion of Interest Mode will result in the mandatory tender of the P-FLOATs for purchase. However, investors may elect to retain the P-FLOATs at the new Floating Rate or Fixed Rate, as applicable.

     When the P-FLOATs bear interest at the Daily or Weekly Rate, the Trustee will compute interest on the basis of a 365 day year (366 days in a leap year) for actual days elapsed. When the P-FLOATs bear interest at a Term or Fixed Rate, the Trustee will compute interest on the basis of a 360 day year comprised of twelve 30-day months. The Trustee will distribute interest to investors on the dates described below. Interest due on each distribution date will include interest accrued for the period beginning on and including the previous date interest was paid on the Bonds and ending on and excluding the current date interest is paid on the Bonds (each, an "accrual period").

Distribution of Interest

     The Trustee will distribute interest to P-Floats investors (each, an "Interest Payment Date") on the Business Day following the date on which the Trustee receives an interest payment, in immediately available funds, on each Bond. The Prospectus Supplement will specify the dates on which interest is payable on each Bond. The Bonds held by the Issuer will likely pay interest on many different payment dates. Accordingly, the Trustee may, but is not obligated to, advance its own funds to distribute interest on P-FLOATs monthly, based on the amount of interest accrued on the Bonds, whether or not the interest is then payable by the bond issuers. If the Trustee elects to make an advance, then it will be entitled to reimbursement of the advance plus interest (equal to the outstanding advances multiplied by the Trustee's prime rate for the number of days the advances were outstanding). Trustee advances will be reimbursed from payments received on the Bonds before P-FLOATs distributions. Interest on Trustee advances will be paid by the RITES holder under a fee agreement between the Trustee and the RITES holder. The Trustee is not responsible for delays in receipt of payments on the Bonds. See "CERTAIN PROVISIONS OF THE TRUST AGREEMENT--Trustee Advances" on page 25 of this Prospectus.

     The Trustee will distribute to the RITES holder its pro rata share of interest on the Bonds (subject to the priority for distribution of interest described below) following each date on which the Trustee receives an interest payment on a Bond.

Priority in Distribution of Interest

     The Trustee will distribute interest on the Bonds in the following order of priority: (i) to pay Trustee fees and to reimburse the Trustee for any advances;
(ii) to distribute interest on the related P-FLOATs; and (iii) to distribute interest on the related RITES.

Period that Floating Rate is in Effect

     The Remarketing Agent will determine the Floating Rate for the P-FLOATs under the procedures and standards set forth below. Each Floating Rate will be in effect for the entire interest period.

     The Remarketing Agent will determine the Floating Rate as follows:

          Daily Mode. On each day during which P-FLOATs are in a Daily Mode, they will bear interest at the "Daily Rate" for that day. The Remarketing Agent will determine the Daily Rate for any day by 10:00 a.m., New York City time, (or, if that day is not a Business Day, on the immediately preceding Business Day). The Daily Rate may not be more than the Maximum Floating Rate described below. See "Method of Determining Interest Rate" below.

          Weekly Mode. On each day during which P-FLOATs are in a Weekly Mode, they will bear interest at the "Weekly Rate" for each one-week period beginning on Thursday of each week. The Remarketing Agent must determine the Weekly Rate by 12:00 p.m., New York City time, on or before the start of the Weekly Mode and on or before each following Thursday. The Weekly Rate may not be more than the Maximum Floating Rate described below. See "Method of Determining Interest Rate" below.

          Term Mode. On each day during which P-FLOATs are in a Term Mode, they will bear interest at the "Term Rate" for that Term Period. The Floating Rate for P-FLOATs in Term Mode is the Floating Rate and interest period determined by the Remarketing Agent. The Remarketing Agent must determine the Term Rate by 1:30 p.m., New York City time, on the sixth Business Day before the start of each Term Period. The Fixed Rate may not be more than the Maximum Floating Rate described below. See "Method of Determining Interest Rate" below. The interest period in each Term Mode must be one year or less.

Method of Determining the Interest Rate

     Determination of Floating Rate. The Remarketing Agent must establish the Floating Rate for each Series of P-FLOATs by determining the minimum rate of interest that would result in a sale of each P-FLOAT (or portion) at the Purchase Price under prevailing market conditions. If the Remarketing Agent does not determine the Floating Rate as required, then the Floating Rate will be the Floating Rate in effect for the preceding interest period. The Remarketing Agent will immediately inform the Trustee and each investor requesting to be informed of the Floating Rate by telephone. Unless there is an obvious error, the Floating Rate determined by the Remarketing Agent will be conclusive and binding upon the Trustee, the Tender Agent, the Liquidity Provider and the investors. Notwithstanding any higher determination of the Floating Rate by the Remarketing Agent, the Floating Rate for any P-FLOAT for any interest period and in any Interest Mode may not exceed the weighted average coupon of the Bonds minus Trustee fees (as specified in the Prospectus Supplement) (the "Maximum Floating Rate"). The Prospectus Supplement specifies the initial Floating Rate and initial Floating Rate interest period.

     Determination of Fixed Rate. The Fixed Rate will be equal to the weighted average for all Bonds calculated for each Bond as the lesser of (i) the coupon rate for that Bond minus Trustee fees (the "Maximum Fixed Rate") and (ii) the Municipal Market Data insured bond rate in effect on the conversion date for the term closest to the "average life" (the "index rate") of that Bond, as determined by the Remarketing Agent. Once the interest rate is converted to a Fixed Rate, the Remarketing Agent will no longer establish the interest rate on the Receipts based on changes in market conditions or in the Municipal Market Data index. However, the Fixed Rate on the Receipts will be re-calculated from time to time whenever principal payments are made on the Bonds or Bonds are withdrawn as described below. See "FIXED RATE CONVERSION" on page 16 of the Prospectus.

Conversion of Interest Mode

     The Remarketing Agent, with the consent of the RITES holder, may designate a new Interest Mode to which to convert all of the P-FLOATs of a Series and, in the case of a Term Mode, to designate the duration of the initial or any successive interest rate period. The Remarketing Agent may convert P-FLOATs to a new Interest Mode on (i) any Business Day, when the change is from Daily or Weekly Mode and (ii) the day after the last day of the Term Period, when the change is from Term Mode (each, a "Mode Change Date"). The P-FLOATs are also subject to conversion to a Fixed Rate if certain events occur. See "FIXED RATE CONVERSION--Fixed Rate Conversion Events" on page 16 of this Prospectus. P-FLOATs that have been converted to Fixed Rate Receipts may not thereafter be converted to another Interest Mode.

     The Trustee must notify investors of the conversion not less than 20 days before to the effective date of any conversion of Interest Mode. While the P-FLOATs are registered in the name of a Securities Depository or its nominee, the Trustee will notify the nominee which will be responsible for providing the necessary notice to investors. See "DETAILS OF THE RECEIPTS--Book-Entry Only System for Receipts" on page 20 of this Prospectus.

     P-FLOATs will be subject to mandatory tender on the Mode Change Date. Investors, however, may elect to retain the P-FLOATs in the new Interest Mode designated by the Remarketing Agent. If a P-FLOAT's Interest Mode is converted or a P-FLOAT is converted to a Fixed Rate Receipt, and the P-FLOAT is not retained by the investor, then it will be remarketed by the Remarketing Agent or purchased by the Liquidity Provider. See "MANDATORY TENDER OF P-FLOATS" on page 12 of this Prospectus.

Distribution of Principal

     The Trustee will distribute principal to investors on the Business Day following the date on which the Trustee receives a principal payment, in immediately available funds, on each Bond. The Prospectus Supplement will specify the dates principal is payable on each Bond. The Bonds held by the Issuer will likely pay principal on many different payment dates; however, the Trustee may not advance its own funds to distribute principal on the Receipts. The Trustee is not responsible for delays in receipt of payments on the Bonds.

                           OPTIONAL TENDER OF P-FLOATS

Right of Optional Tender in Daily and Weekly Mode

     If the Floating Rate is reset daily or weekly, then P-FLOATs investors will have the right to tender their P-FLOATs before the earliest of the following events:

          (i) the related Trust Agreement terminates;

          (ii) Tender Option Termination Event (or during any applicable grace period) occurs;

          (iii) a Mandatory Tender Event occurs (unless an investor is permitted to, and does, retain his or her P-FLOATs); or

          (iv) a Fixed Rate Conversion Event occurs.

     While the P-FLOATs are registered in the name of the Securities Depository, investors may tender their P-FLOATs to the Tender Agent by giving the Securities Depository or any Participant sufficient instructions to transfer beneficial ownership of the P-FLOATs to the account of the Tender Agent against payment for the P-FLOATs.

Exercise of Tender Option

     To exercise the right to optionally tender P-FLOATs, an investor must deliver irrevocable notice of tender to the Remarketing Agent and the Tender Agent specifying (i) the principal amount of that investor's P-FLOATs to be tendered, which must be in Authorized Denominations, and (ii) the date of tender (the "Optional Purchase Date"). The investor's tender notice may be given in writing or by telephone, promptly confirmed in writing and given during business hours on any Business Day before the applicable times set forth below:

     Daily Mode. For P-FLOATs in Daily Mode, notice of tender must be given before 10:30 a.m., New York City time, on the Optional Purchase Date.

     Weekly Mode. For P-FLOATs in Weekly Mode, notice of tender must be given before 3:00 p.m., New York City time, on the Business Day five Business Days before the Optional Purchase Date.

     P-FLOATs investors in Term Mode or Fixed Rate Receipts are not entitled to give notice of an optional tender or to exercise the optional tender of those P-FLOATs or Fixed Rate Receipts.

     Each investor exercising the right to optionally tender P-FLOATs must notify its Participant at the same time as it notifies the Remarketing Agent, and must act through its Participant to transfer ownership of the tendered P-FLOAT to the account of the Tender Agent against payment for the P-FLOAT on the Optional Purchase Date unless the tendered P-FLOATs are remarketed as described in "PROCEDURES FOR PURCHASE AND REMARKETING--Procedures for Optional Tender when P-FLOATs Deposited with a Securities Depository"on page 18. Any P-FLOAT appropriately tendered and not remarketed will be purchased by the Liquidity Provider with funds drawn under the Liquidity Facility.

                          MANDATORY TENDER OF P-FLOATS

Mandatory Tender

     Each investor must tender, and will be deemed to have tendered, P-FLOATs (or portions) to the Tender Agent for purchase at the Purchase Price if a "Mandatory Tender Event" occurs. Under certain circumstances, investors may retain their P-FLOATs, subject to the characteristics of the P-FLOATs in effect after the mandatory tender.

Complete Mandatory Tender with Right to Retain

     P-FLOATs will be subject to "mandatory tender," in whole, to the Liquidity Provider if any of the following events occurs:

          (i) the Liquidity Facility is replaced, 5 Business Days before the last day of the initial Liquidity Facility;

          (ii) the Interest Mode is converted to another Interest Mode or to a Fixed Rate, on the first Business Day of the new Interest Mode or Fixed Rate;

          (iii) a Term Period expires, on the Business Day following the expiration date; or

          (iv) any Fixed Rate Conversion Event occurs (as described below) on the first Business Day of the Fixed Rate.

     If an event described above occurs, then investors may retain their P-FLOATs, subject to the terms of the replacement Liquidity Facility, at the new Interest Mode or the Fixed Rate in effect after the Mandatory Tender Date. Investors who elect to retain their P-FLOATs must notify the Trustee and the Remarketing Agent by facsimile transmission to their designated facsimile numbers not later than 10:00 a.m. (New York City time) on the Business Day after the day on which the Trustee gives notice that the mandatory tender occurred.

     P-FLOATs will not share in any profit on the Bonds as the result of a complete mandatory tender, as described above. P-FLOATs purchased on a Mandatory Tender Date will receive only the Purchase Price.

Complete Mandatory Tender with No Right to Retain

     P-FLOATs will be subject to mandatory tender, in whole, to the Liquidity Provider if the Diversification Requirement as described on page 33 of this Prospectus is violated. Investors may not elect to retain P-FLOATs subject to mandatory tender pursuant to this paragraph.

Partial Mandatory Tender with No Right to Retain

     A portion of the P-FLOATs corresponding to each investor's pro rata interest in the affected Bond will be subject to mandatory tender to the Liquidity Provider if any of the following events occurs with respect to that
Bond:

          (i) the rating on the Bond is withdrawn or downgraded such that it would cause the rating on the P-FLOATs to be withdrawn or downgraded (but not below investment grade, in which case a Tender Option Termination Event will occur), and the Liquidity Provider elects to require a partial mandatory tender;

          (ii) the Trustee receives notice from the Liquidity Provider that the Liquidity Facility will be extended upon its expiration except with respect to the affected Bond; or

          (iii) the Residual Ownership Date of the Bond.

     If an event described above occurs, then the Trustee will segregate the affected Bond and investors will no longer have a beneficial interest in that Bond. Investors may not elect to retain the portion of their P-FLOATs subject to mandatory tender under this paragraph. However, investors will receive the Purchase Price plus 10% of any net gain on the affected Bond, as described below.

Procedures for Mandatory Tender

     Notice of Mandatory Tender. The Remarketing Agent will notify the Trustee, the Tender Agent and the Liquidity Provider electronically of the mandatory tender no later than twenty days before investors will be required to tender their P-FLOATs (or specified portion) (the "Mandatory Tender Date"). Concurrently with the notice described above, the Remarketing Agent will also provide the Trustee with a form of notice to be used by the Trustee for electronic delivery to the Securities Depository for transmission to investors. The Trustee will transmit that notice to the Securities Depository at or before the close of business on the Business Day immediately following the Business Day on which it receives notice from the Remarketing Agent. The notice will be in the form required by the Securities Depository and will contain the following items of information:

          (i) the date the P-FLOATs will be subject to mandatory tender and the reason for the mandatory tender;

          (ii) whether the mandatory tender will be in whole or in part;

          (iii) whether investors have the right to retain P-FLOATs and, if so:
     (a) that the right to retain P-FLOATs must be exercised in compliance with Securities Depository procedures so that such response will be received by the Securities Depository not later than ten Business Days before the Mandatory Tender

     Date and (b) that upon electing to retain, each retaining investor will continue to hold P-FLOATs subject to the terms of the new Liquidity Facility, Interest Mode or Fixed Rate, as the case may be; and

          (iv) if the mandatory tender is due to:

               (a) replacement of the Liquidity Facility, the provisions of the successor Liquidity Facility; or

               (b) conversion of the Interest Mode, expiration of a Term Period, or a Fixed Rate Conversion Event, the terms of the new Interest Mode and interest period or Fixed Rate.

     P-FLOATs Purchased Regardless of Delivery. Failure to deliver P-FLOATs that investors did not retain will not prevent the mandatory tender of the P-FLOATs (or specified portion). The P-FLOATs (or specified portion) will be deemed tendered and purchased whether or not they are delivered to the Trustee.

Remarketing and Source of Funds for Purchase

     Source of Funds. P-FLOATs (or specified portion) subject to purchase on any Mandatory Tender Date will be purchased at the Purchase Price. The Remarketing Agent will remarket P-FLOATs that are not retained (if permitted) to a new investor or to the Liquidity Provider. The Liquidity Provider will become the holder of all P-FLOATs it purchases. See "PROCEDURES FOR PURCHASE AND REMARKETING" on page 18 of this Prospectus.

     The Remarketing Agent, the Trustee, the Tender Agent, the Issuer and the Sponsor will not be obligated to pay the Purchase Price of any P-FLOATs tendered by investors from any of their own funds or from any sources other than those described above.

     Liquidity Provider to Determine Net Gain. P-FLOATS subject to partial mandatory tender will receive 10% of any excess of any gain on the affected Bond over the weighted-average of any gain on the Bonds remaining (such difference, the "net gain"). For purposes of calculating net gain, "gain" on a Bond means, in general, the bid-side value of the Bond, as determined by the Issuer or its designee on the Mandatory Tender Date, over the price at which the Issuer acquired the Bond (adjusted for any accrued original issue discount or any amortized premium). Any net gain will be paid to investors if and when the affected Bond is withdrawn as described under "WITHDRAWAL OF BONDS" on page 16 of this Prospectus.

     The Issuer or its designee will determine the net gain for the affected Bond by soliciting bids from broker-dealers located in New York City, selected by the Issuer or its designee in its absolute discretion, and any other potential purchasers that the Issuer or its designee chooses to approach (including the RITES holder). The Issuer or its designee will calculate the net gain based on the highest bid at which the Issuer or its designee reasonably believes the principal amount of all of the Bonds could be sold.

                      IMMEDIATE TERMINATION OF OPTIONAL AND
                             MANDATORY TENDER RIGHTS

Tender Option Termination Events

     The investors' right to optionally tender the portion of a P-FLOAT corresponding to a particular Bond (or to have the portion of its P-FLOATs represented by that Bond purchased upon a Mandatory Tender Event) will terminate immediately, without notice, if any of the following events occurs with respect to that Bond (herein called "Tender Option Termination Events"):

          (i) the bond issuer or bond insurer fails to pay any installment of principal of or any premium or interest on any Bond (whether by scheduled maturity, regular repayment, acceleration, demand or otherwise) and this failure continues unremedied for five days;

          (ii) certain events of bankruptcy or insolvency of the bond issuer or the bond insurer of the Bond;

          (iii) the rating on any Bond is downgraded to below investment grade (i.e., "BBB-" or the equivalent); or

          (iv) certain events that would adversely affect the tax exempt status of the Bond.

If one of the above-described events occurs, the Trustee will:

          (i) if the market value of the affected Bonds is lower than the Purchase Price, distribute the affected Bonds to investors; or

          (ii) if the market value of the affected Bonds is greater than the Purchase Price, sell the Bonds and use the proceeds to pay the Purchase Price plus 10% of any gain on the affected Bonds to the P-FLOATs investors and the balance of any proceeds to the RITES holder, as described below.

Procedures for Tender Option Termination

     Trustee to Provide Notice. On the first Business Day after the Trustee learns that a Tender Option Termination Event has occurred, the Trustee will electronically notify the Tender Agent, the Remarketing Agent, the Liquidity Provider and the Securities Depository and specify the type of event. The Trustee will direct the Remarketing Agent to obtain, by 11:00 a.m. on the following Business Day, a "Price Quote" for each Bond as of the next following Business Day under the procedures described below.

     Remarketing Agent to Obtain Quotation of Bond Price. The Remarketing Agent will obtain the Price Quote (including accrued and unpaid interest) for each Bond by soliciting bids from at least three broker-dealers located in New York City, selected by the Remarketing Agent in its absolute discretion, and any other potential purchasers that the Remarketing Agent chooses to approach (including the RITES holder). The Price Quote will be the highest bid received at which the Remarketing Agent reasonably believes the principal amount of all affected Bonds can be sold.

     Procedures when Quotation of Bond Price not Sufficient. If the Price Quote (including any accrued and unpaid interest), with respect to the affected Bond, is less than the Purchase Price, then, on the Business Day following the day on which the notice required above is given, the Trustee will:

          (i) transfer a portion of the affected Bonds as promptly as practicable through the facilities of the Securities Depository to P-FLOATs investors such that each investor receives a principal amount of Bonds (as nearly as may be practicable taking into account the minimum authorized denomination of the Bonds) proportionate to the amount of P-FLOATs held by that investor; and

          (ii) distribute any affected Bonds remaining to the RITES holder.

     Procedures when a Quotation of Bond Price is Sufficient. If the Price Quote (including accrued and unpaid interest), with respect to the affected Bond is greater than the Purchase Price, the Trustee will direct the Remarketing Agent to use its best efforts to sell the affected Bonds at the highest obtainable price under current market conditions, on the day for which the Price Quote is obtained. This sale must conform to the requirements set forth in the Trust Agreement. The Trustee will apply the proceeds received from the sale of the affected Bonds described above separately in the following order of priority. Each priority must be fully paid before proceeds are used to pay any lower priority and no payment may be made on any priority if the proceeds have been exhausted in the payment of higher priorities:

          (i) to the Trustee, the proportionate amount of outstanding Trustee fees and Trustee advances;

          (ii) to P-FLOATs investors pro rata, an amount up to but not exceeding the Purchase Price for the principal outstanding balance of each investor's P-FLOATs and to the RITES holder an amount up to but not exceeding the Purchase Price for the principal outstanding balance of RITES;

          (iii) to P-FLOATs investors, 10% of any gain on the sale of the affected Bonds; and

          (iv) to the RITES holder, the balance of any proceeds of the sale of Bonds.

     Upon the completion of all distributions and payments for all affected Bonds, the proportionate amounts of P-FLOATs and RITES will be canceled.

                              FIXED RATE CONVERSION

Fixed Rate Conversion Events

     The Remarketing Agent, with the consent of the RITES holder, may convert a Series of P-FLOATs to a Fixed Rate on any Mode Change Date, as described under "INTEREST AND PRINCIPAL--Conversion of Interest Mode" on page 10 of this Prospectus. In addition, all P-FLOATs will be converted to Fixed Rate Receipts if any of the following events occurs (each, a "Fixed Rate Conversion Event"):

          (i) the Liquidity Facility expires, unless it is extended or replaced with respect to at least a portion of the Bonds;

          (ii) an event of default under the Liquidity Facility, and the Liquidity Provider elects to convert to a Fixed Rate;

          (iii) five business days elapse after at least 25% of P-FLOATs have been tendered and not remarketed, and the Liquidity Provider elects to convert to a Fixed Rate;

          (iv) certain events that would adversely affect the tax status of the Issuer and are disadvantageous to the investors, and the RITES holder elects to convert to a Fixed Rate; or

          (v) the Trustee receives notice that the Liquidity Provider elects to convert the P-FLOATs to the Fixed Rate as of a specified date because the Fixed Rate determined as of that date would be greater than the Maximum Fixed Rate (described below).

Procedures for Fixed Rate Conversion

     Mandatory Tender and Purchase of P-FLOATs. Upon their conversion to Fixed Rate Receipts, the outstanding P-FLOATs will be subject to mandatory tender at the Purchase Price. Investors, however, may elect to retain the Fixed Rate Receipts. See "MANDATORY TENDER OF P-FLOATS--Complete Mandatory Tender with Right to Retain" on page 12 of this Prospectus. After conversion, the P-FLOATs will no longer be subject to tender at the option of their owners or mandatory tender and the Liquidity Facility will expire.

     Determination of Fixed Rate and P-FLOAT Ownership Percentage. The Remarketing Agent will determine the Fixed Rate on the converted Fixed Rate Receipts on the conversion date in accordance with the procedures set forth under "INTEREST AND PRINCIPAL--Method of Determining the Interest Rate" on page 10 of this Prospectus.

                               WITHDRAWAL OF BONDS

Withdrawal Requirements

     Subject to the limitations described below, the Sponsor may at any time withdraw Bonds held by the Issuer in exchange for:

          (i) a proportionate amount of P-FLOATs and RITES;

          (ii) payment to the Trustee of a proportionate amount of outstanding Trustee fees and Trustee advances; and

          (iii) payment to the Trustee for the benefit of the P-FLOATs and RITES of:

               (a) any interest (not previously advanced by the Trustee) that has accrued on the Bond withdrawn and is payable to investors;

               (b) any taxes or other governmental charges that are typically withheld by the Trustee; and

               (c) except in the case of a Bond previously segregated upon a partial mandatory tender for which any gain was paid to investors, an amount equal to any excess of any gain on the Bond withdrawn over any weighted-average gain on the Bonds remaining (such differences, the "net gain"). For purposes of this clause, "gain" on a Bond generally means the bid-side value of the Bond over the price at which the Bond was acquired by the Issuer (adjusted for any accrued original issue discount or any amortized premium).

     The Sponsor may acquire the necessary P-FLOATs and RITES in the secondary market or from the Liquidity Provider but may not cause a mandatory tender to purchase Receipts to allow the withdrawal of Bonds. The Sponsor must hold the requisite P-FLOATs and RITES for 30 days before withdrawing Bonds and will receive any payments of principal of, and interest on, its Receipts during the holding period. The Sponsor may not assign its right to withdraw Bonds to any Person other than the Liquidity Provider unless such Person certifies that it does not currently own any P-FLOATs. The Sponsor's right to withdraw Bonds is subject to the following conditions:

          (i) withdrawals may only occur once per month;

          (ii) no more than 25% of the initial amount of Bonds held by the Issuer may be withdrawn in a single withdrawal;

          (iii) withdrawals may only be made in the minimum principal amount of $5 million or more;

          (iv) there may be no withdrawal if it will cause a rating agency to downgrade the rating of the P-FLOATs; and

          (v) there may be no withdrawal if it will violate the Diversification Requirement.

Procedures for Withdrawal

     Distribution to P-FLOATs holders. Upon a withdrawal of Bonds, the Trustee will distribute to the P-FLOATs holders their pro rata share of the principal payment received, accrued interest, plus, in the case of P-FLOATS in Daily, Weekly or Term Mode, 10% of the payments with respect to any net gain received under the preceding clause (iv). The Trustee will distribute the balance of the amounts received from the Sponsor to the RITES holder. The Sponsor will keep the portion of these amounts attributable to its P-FLOATs and RITES.

     Liquidity Provider to Determine Net Gain. The Liquidity Provider will determine the net gain for the withdrawn Bond by soliciting bids from broker-dealers located in New York City, selected by the Liquidity Provider in its absolute discretion, and any other potential purchasers that the Liquidity Provider chooses to approach (including the RITES holder). The Liquidity Provider will calculate the net gain based on the highest bid at which the Liquidity Provider reasonably believes the principal amount of all of the Bonds can be sold.

     Trustee to Provide Notice. On the Business Day after receiving a written request from the Sponsor, the Trustee will notify the Securities Depository, the Tender Agent, the Remarketing Agent and the Liquidity Provider that the Sponsor intends to withdraw Bonds. The notice will set forth: (i) a description of the Bonds withdrawn; (ii) the principal amount of Bonds withdrawn; (iii) the amounts to be distributed to investors as described above; and (iv) the Bonds remaining after giving effect to the withdrawal.

                     PROCEDURES FOR PURCHASE AND REMARKETING

Remarketing of P-FLOATs

     Unless otherwise prohibited, the Remarketing Agent must remarket any P-FLOAT (i) that is optionally tendered by an investor or (ii) that is subject to a complete mandatory tender with the right to retain and that an investor has elected not to retain. On each Business Day on which the Remarketing Agent is notified of an optional tender and on each Business Day preceding a mandatory tender, the Remarketing Agent will sell the tendered P-FLOATs to a new investor or the Liquidity Provider, at the Purchase Price. The Remarketing Agent will deliver the remarketed P-FLOATs in exchange for payment of the Purchase Price on the Optional Purchase Date or Mandatory Tender Date (each, a "Purchase Date"). The Remarketing Agent may not remarket any P-FLOAT which is subject to a complete or partial mandatory tender with no right to retain.

Funds for Purchases on Purchase Dates

     Source of Funds. The Remarketing Agent will pay the Purchase Price of tendered P-FLOATs on each Purchase Date from the following sources in the sequence indicated:

          (i) proceeds received by the Tender Agent from the Remarketing Agent from the P-FLOATs remarketing (if permitted); and

          (ii) money received by the Tender Agent from funds provided by the Liquidity Provider under the Liquidity Facility.

     Notwithstanding any other provision of the Trust Agreement, the Liquidity Facility and remarketing proceeds may not be used for any purpose other than to pay the Purchase Price of tendered P-FLOATs.

     The Remarketing Agent, the Trustee, the Tender Agent, the Issuer and the Sponsor have no obligation to investors to pay the Purchase Price of P-FLOATs from any of their own funds or from any sources other than as described above.

     Funds to be Held Uninvested. The Tender Agent and Remarketing Agent will hold all moneys received from the remarketing of P-FLOATs to investors or to the Liquidity Provider separate from each other and from any other money in their respective possession. The Tender Agent and Remarketing Agent will not invest these funds, but will hold the funds in trust for the benefit of the purchaser until the P-FLOAT purchased is delivered to or for the account of the purchaser. Neither the Sponsor nor the Issuer will have any right, title or interest in or to any of such moneys.

Procedures for Optional Tender when P-FLOATs Deposited with the Securities Depository

     When P-FLOATs are deposited with the Securities Depository, an investor tendering P-FLOATs must notify its Participant at the same time as it notifies the Remarketing Agent. The investor must act through its Participant to cause the Securities Depository to transfer ownership of tendered P-FLOATs to the account of the Tender Agent against payment on the Purchase Date. The Tender Agent will hold the tendered P-FLOATs in trust for the benefit of the tendering investor pending payment of the Purchase Price unless the tendered P-FLOATs are remarketed as described in the following paragraph.

     If the Remarketing Agent has successfully remarketed the tendered P-FLOATs, then it will arrange for the tendered P-FLOATs to be purchased from the tendering investor as follows:

          (i) if the Remarketing Agent is the Participant through which the investor holds tendered P-FLOATs, it will remit the Purchase Price to the investor in immediately available funds and debit the interest of the investor in the tendered P-FLOATs on its books; and

          (ii) if the Remarketing Agent is not the Participant through which the investor holds tendered P-FLOATs, the Remarketing Agent will give appropriate instructions to the investor and will arrange for the purchaser of the tendered P-FLOATs to purchase the tendered P-FLOATs on the Purchase Date at the Purchase Price using the Securities Depository book entry system.

     If the Remarketing Agent has not successfully remarketed the tendered P-FLOATs to a new investor, or is prohibited from remarketing the tendered P-FLOATs, then it will notify the Tender Agent, the Liquidity Provider and the tendering investor by telephone or telecopy not later than 10:45 a.m., New York City time. The notice will instruct the investor to cause its Participant to transfer the tendered P-FLOATs to the Tender Agent against payment using the Securities Depository book-entry system upon payment of the Purchase Price by the Liquidity Provider.

     The Tender Agent will transfer tendered P-FLOATs to the Liquidity Provider as provided in the Trust Agreement. The Liquidity Provider will pay the Purchase Price pursuant to the terms of the Liquidity Facility to the Tender Agent in immediately available funds by 2:00 p.m., New York City time, and the Tender Agent will forward the Purchase Price through the Securities Depository to each Participant of a tendering investor in immediately available funds by 4:30 p.m., New York City time. The Securities Depository will deliver the P-FLOATs against payment of the Purchase Price by book-entry transfer on the Purchase Date to the account of the Participant of the Liquidity Provider without any action on the part of, or on behalf of, the tendering investors. If the Liquidity Provider holds P-FLOATs, the Trustee will pay to the Liquidity Provider any principal and/or interest that is payable to any other P-FLOATs investor. Upon a remarketing of Liquidity Provider P-FLOATs, the Liquidity Provider or the Tender Agent, as applicable, will transfer the remarketed P-FLOATs to or for the benefit of the purchaser of the P-FLOATs in accordance with the Securities Depository procedures. However, the transfer will only occur upon reimbursement to the Liquidity Provider of the Purchase Price with respect to the remarketed P-FLOATs.

Investors to Comply with Tender and Election Procedures

     In consideration of the Liquidity Provider and the Trustee and Tender Agent entering into the Liquidity Facility, each investor agrees to comply with the requirements established in the Trust Agreement for the tender of P-FLOATs and the election to retain P-FLOATs. An investor may only tender P-FLOATs to the Tender Agent and only as provided in the Trust Agreement. Any tender of P-FLOATs or election to retain not made in substantial compliance with the terms of the Trust Agreement will be invalid and will be rejected; however, the Tender Agent may waive any defect, irregularity or informality in any notice of tender or election to retain with the consent of the Liquidity Provider. The determination by the Tender Agent as to whether a tender of P-FLOATs or election to retain is made under the terms of the Trust Agreement will be binding upon investors, the Liquidity Provider, the Remarketing Agent and the Trustee. If a tender of P-FLOATs to the Tender Agent is rejected under this paragraph, then the Tender Agent will notify the investor electronically of the rejection, and the P-FLOATs will be (i) transferred by the Securities Depository to the Participant of that investor or (ii) if the Receipts are not deposited with a Securities Depository,
(a) held for delivery to that investor at the principal office of the Tender Agent or (b) sent by registered mail to that investor at its request, risk and expense. If an investor elects not to retain any P-FLOAT, then the P-FLOAT not retained will be subject to purchase on the Mandatory Tender Date.

                             DETAILS OF THE RECEIPTS

Voting on Bonds

     If any action or consent requires the vote of the owners of any Bonds, the Trustee will deliver to each investors its proxies for the vote, returnable to the Trustee, within three Business Days of its being informed of any action or consent. Investors will vote solely by proxy, weighted by the principal balance of the Receipts held by each investor. If the action or consent will result in a decision to retain Bonds that otherwise would be redeemed or tendered or a decision to accept or reject a tender at or above both market and par value for cash of the Bonds, no proxies will be delivered and the Trustee will vote in favor of the redemption or tender for cash of Bonds.

     The Trustee will not take any action as the nominal holder or owner of any of the Bonds, either alone or as part of a group of holders or owners of Bonds, except under the affirmative direction of investors after notifying investors of the action. The Trustee will not be liable for any failure to act resulting from the late return of, or failure to return, any proxy sent by the Trustee to investors.

Pro Rata Distribution

     Except when this Prospectus or other relevant documents require or permit other means, whenever an amount is to be distributed to investors of P-FLOATs or RITES, that amount will be distributed to each investor pro rata, based on the principal balance of each investor's P-FLOATs or RITES, compared to the aggregate outstanding amount of all P-FLOATs or RITES.

Book-Entry Only System for Receipts

     Description of Securities Depository. The Depository Trust Company ("DTC") will act as securities depository for the P-FLOATs (the "Securities Depository"). Fully-registered P-FLOAT certificates will be issued in the name of Cede & Co., as the nominee of DTC. One fully-registered certificate will be issued for the aggregate amount of P-FLOATs of each Series and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under, and a "banking organization" within the meaning of, the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (the "Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (the "Direct Participants"). A number of Direct Participants of DTC and the New

York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. own DTC. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Receipts under the DTC system must be made by or through Participants, which will receive a credit for the Receipts on DTC's records. The ownership interest of each actual purchaser of each Receipt (the "investor") is recorded on the Direct Participants' and Indirect Participants' records. Investors will not receive written confirmation from DTC of their purchase, but investors are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the investor entered into the transaction. Transfers of ownership interests in the Receipts will be entered on the books of Participants acting on behalf of investors. Investors will only receive certificates representing their ownership interests in Receipts if the Trustee discontinues the book-entry system for the Receipts.

     To facilitate subsequent transfers, DTC registers all Receipts deposited by Participants in the name of DTC's partnership nominee, Cede & Co. The deposit of Receipts with DTC and their registration in the name of Cede & Co. effect no change in ownership. DTC has no knowledge of the actual investors; DTC's records reflect only the identity of the Participants to whose accounts such Receipts are credited and which may or may not be the investors. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their clients.

     As long as the Receipts are registered in the name of DTC or its nominee, Cede & Co., the Trustee will recognize only DTC or its nominee, Cede & Co., as the registered owner of the Receipts for all purposes, including payments, notices and voting. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect DTC Participants and by Direct Participants and Indirect DTC Participants to investors will be governed by arrangements among DTC, Direct Participants, Indirect Participants and investors, subject to any statutory and regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to Receipts. Under its usual procedure, DTC mails an Omnibus Proxy to the Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Receipts are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Principal and interest payments on the Bonds will be distributed by the Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on payable date based on their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Direct Participants to investors is governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each Direct Participant and not of DTC or the Trustee, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of payments to Direct Participants will be the responsibility of DTC, and disbursement of payments to investors will be the responsibility of the Direct and Indirect DTC Participants.

     Neither the Sponsor, the Issuer, the Trustee, the Co-Trustee, the Tender Agent, the Remarketing Agent nor any of their respective affiliates will have any responsibility or obligation for:

          (i) the accuracy of DTC records or Participant of any investment in the Receipts;

          (ii) the delivery to any Participant, any investor or any other person, other than DTC, of any notice with respect to the Receipts;

          (iii) the payment to any Participant, any investor or any other person, other than DTC, of any amount with respect to the Receipts; or

          (iv) the failure of DTC to effect any transfer.

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

     As long as the Receipts are not issued in certificated form as described below under "Discontinuation of Book-Entry Only System for Receipts," the Trustee may treat DTC as, and deem DTC to be, the absolute owner of the P-FLOATs for all purposes including, without limitation:

          (i) paying distributions to investors;

          (ii) giving notices of redemption, tender and other matters with respect to the Receipts;

          (iii) registering transfers with respect to the Receipts; or

          (iv) selecting P-FLOATs for redemption or tender.

     One or more fully-registered RITES for each Series, each in an Authorized Denomination, will be registered in the name of the investor in the RITES or its nominee, and DTC will maintain ownership of the RITES.

     Discontinuation of Book-Entry Only System for Receipts. If at any time DTC notifies the Trustee that it is unwilling or unable to continue as Securities Depository with respect to Receipts, or if at any time DTC is no longer registered or in good standing under the Securities Exchange Act or other applicable statute or regulations and a successor Securities Depository is not appointed by the Trustee within 90 days after the Trustee is notified or becomes aware of such condition, as the case may be, or if the Sponsor determines that it is in the best interest of investors that they be able to obtain P-FLOATs in certificated form, then the Trustee will execute and deliver certificates representing the P-FLOATs in exchange for the certificates held by DTC. The new certificates will be registered in investors' names and in Authorized Denominations as DTC will instruct the Trustee under instructions from the Direct Participants or otherwise. The Trustee will deliver the new certificates representing the P-FLOATs to the investors to whom the Receipts are registered.

     Information about DTC. The information concerning DTC and DTC's book-entry system has been obtained from DTC. The Sponsor, the Trustee, the Tender Agent or the Remarketing Agent do not guarantee the accuracy or completeness of the information concerning DTC. The Sponsor, the Trustee, the Tender Agent and the Remarketing Agent make no assurances that DTC, Direct Participants, Indirect Participants or other nominees of investors will act in accordance with the procedures described above or in a timely manner.

Registration, Transfer and Payments

     Registration. If the book-entry system for the Receipts is discontinued, then ownership of the Receipts (and any Receipts delivered upon a registration of transfer or exchange described below) will be registered in the receipt register to be kept by the Trustee at its principal corporate trust office in New York, New York. The Trustee, the Sponsor, the Issuer, the Tender Agent and the Remarketing Agent, the Liquidity Provider and any of their agents, will be entitled to treat the person or other entity in whose name any receipt is registered, including, without limitation, any Securities Depository or its nominee, as the owners for all purposes described in this Prospectus and in the Trust Agreement.

     Transfers. If the book-entry system for the Receipts is discontinued, then the transfer of any Receipt may be registered only upon the books kept for the registration and registration of transfer of Receipts upon surrender of the Receipts to the Trustee together with an assignment duly executed by the registered owner or the owner's attorney or legal representative in a form that is satisfactory to the Trustee. Upon any registration of transfer, the Trustee will execute and deliver a new registered Receipt or Receipts in exchange for the transferred Receipt. The new Receipt or Receipts will be registered in the name of the transferee, of any denomination or denominations authorized by the Trust Agreement in the aggregate principal amount equal to the principal amount of the Receipt surrendered or exchanged.

     There will be no service charge for any registration, transfer or exchange of a Receipt, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Receipts.

     Payments. During any period in which the Receipts are held in the name of any Securities Depository or its nominee, the Trustee will distribute interest on the Bonds (other than at maturity) to the Securities Depository under the Securities Depository's procedures for distribution to investors. If the Receipts are not held by a Securities Depository, the Trustee will distribute interest by check to the person or other entity in whose name each Receipt is registered at the close of business on the relevant record date. The Trustee will distribute interest by wire transfer of immediately available funds (i) to any investor of not less than $1,000,000 in aggregate principal amount of Receipts, at its option, according to wire instructions given to the Trustee in writing for such purpose and (ii) to the Liquidity Provider, if it holds P-FLOATs. The Trustee will distribute to the current investors any interest payment on a Bond which is payable, but is not punctually paid or provided for with respect to that Bond's scheduled interest payment date, when the Trustee receives that interest payment, as provided in "INTEREST AND PRINCIPAL--Distribution of Interest" on page 9 of this Prospectus.

Prior Accrued Bond Interest

     The Trustee is likely to receive interest that accrued on each Bond before the Date of Original Issue on the first date after the Date of the Original Issue on which interest is scheduled to be paid on that Bond. The Trustee will pay this "prior accrued interest" to the person or other entity and in the amounts indicated in the Prospectus Supplement, in accordance with the procedures defined in the Trust Agreement.

     The Prospectus Supplement specifies the CUSIP numbers for the Receipts.

Designated Office of the Trustee

     The Prospectus Supplement specifies the designated office of the Trustee (the "Designated Office") for all actions with respect to the Receipts.

                 REDEMPTION UPON REDEMPTION OF UNDERLYING BONDS

Redemption of Receipts

     The Receipts of each Series are redeemable, in whole or in part, at any time from proceeds of the redemption of any related Bonds received by the Trustee. The Trustee will distribute the redemption proceeds to investors on the Business Day following the day on which the proceeds are payable on the Bonds in accordance with their terms and available, in immediately available funds, to the Trustee (the "Bond Redemption Date"). The Trustee will apply any moneys received as proceeds of a redemption in whole or in part of the Bonds to the redemption of P-FLOATs and RITES as follows:

          (i) any payment of accrued interest on the redeemed Bonds to the date of redemption will be applied (A) first, to the payment of any accrued and outstanding Trustee fees and unreimbursed Trustee advances allocable to the Receipts being redeemed, (B) second, to the payment of any accrued and unpaid interest to the Bond Redemption Date due on the P-FLOATs then being redeemed at the applicable Floating Rate, and (C) third, to the RITES holders, the balance of the accrued interest;

          (ii) the principal of the redeemed Bonds will be applied pro rata to the payment of principal on the P-FLOATs and RITES then being redeemed; and

          (iii) any redemption premium paid on the Bonds will be distributed (A) first, pro rata to P-FLOATs investors, in an amount equal to 10% of the redemption premium, and (B) second, to the RITES holder, the remaining redemption premium.

     The Trustee expects to distribute to investors all redemption proceeds on the Business Day following the Bond Redemption Date. If the Trustee has not received the expected amounts in immediately available funds on the Bond Redemption Date, the Trustee may delay distribution to investors until the Business Day on which the Trustee holds immediately available funds.

Notice of Redemption

     If any Receipts are deposited with a Securities Depository, then notice of any redemption of Bonds will be given in accordance with the Securities Depository's applicable procedures. If the Receipts are not deposited with a Securities Depository, the Trustee will mail, postage prepaid, notice of redemption, to all investors to be redeemed in whole or in part at least 30 days before the date fixed for redemption (or, if notice of redemption of the Bonds is received by the Trustee less than 30 days before the date fixed for redemption of the Bonds, on the Business Day following receipt by the Trustee of such notice of redemption of the Bonds), but in no case more than 60 days before a redemption date.

Selection of Receipts to be Redeemed

     If any Bonds held are redeemed in part before maturity, then the Trustee will redeem P-FLOATs and RITES in Authorized Denominations which would result, as nearly as possible, in P-FLOATs and RITES being redeemed in proportional amounts equal to the principal amount of the Bonds being redeemed. If fewer than all Receipts of a Series are to be redeemed, then the Trustee will select the Receipts to be redeemed in a manner it deems to be fair and equitable.

Effect of Call for Redemption

     If at any time the Trustee holds sufficient funds to pay the redemption price of Receipts called for redemption and any accrued interest on those Receipts, then the Receipts to be redeemed will be considered no longer outstanding. These Receipts will cease to be entitled to any rights under the Trust Agreement, other than rights to receive payment of the redemption price and accrued interest to the Bond Redemption Date, to be given notice of redemption in the manner provided in the Trust Agreement, and to receive Receipts for any unredeemed portions of Receipts.

                    CERTAIN PROVISIONS OF THE TRUST AGREEMENT

Purposes and Powers

     The Issuer has been formed as a Delaware statutory business trust in accordance with the laws of the State of Delaware pursuant to the Trust Agreement. The purpose of the Issuer is to engage solely in the following activities: (a) purchasing, owning, holding and selling (whether itself or through agents) the assets of the Issuer; (b) issuing and selling Receipts as provided in the Trust Agreement; and (c) other activities as may be required by the express term of the Trust Agreement in connection with the conservation and administration of the assets of the Issuer and distributions to investors. The Issuer will engage only in the foregoing activities.

No Additional Liabilities or Indebtedness

     The Issuer will not, and the parties to the Trust Agreement and investors will not cause the Issuer to, incur, assume or guarantee any liability or indebtedness except according to the express terms of the Trust Agreement.

The Trustee

     The Bonds relating to a particular Series will be held by the Trustee identified in the Prospectus Supplement for that Series, on behalf of the Issuer for the benefit of investors of that Series pursuant to the Trust Agreement. The Trustee will establish a separate trust account for the Bonds and Receipts of each Series. The Trustee will be entitled to receive a fee on each Interest Payment Date for all services it rendered under the Trust Agreement for the preceding accrual period. The Trustee fee will be an annualized rate equal to a percentage of the average daily balance of Receipts during the accrual period and will be deducted from proceeds received on the Bonds prior to distribution to investors.

     The trust accounts established for the Receipts will be separate from the general assets of the Trustee and will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any person claiming through it. The Trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any of the assets of the trust accounts to any person except as otherwise permitted by the Trust Agreement.

     The Trust Agreement provides that the Trustee must keep at its designated office in New York City a receipt register in which, subject to the reasonable regulations as it may prescribe, the Trustee will provide for the registration of Receipts and for the registration of transfers or exchanges of Receipts.

     The Trust Agreement requires the Trustee to maintain a fidelity bond for the protection of investors in customary amounts against losses resulting from the trust arrangement due to dishonest or fraudulent action by its employees.

The Co-Trustee

     One or more co-trustees (each a "Co-Trustee") may be appointed under the Trust Agreement for the limited purposes of executing and delivering documents, and maintaining all records necessary to form and maintain the existence of the Issuer under Delaware law. The Co-Trustee will have no power or authority to assign, transfer, pledge or otherwise dispose of any of the assets of the Trust to any person except as otherwise permitted by the Trust Agreement.

     The Co-Trustee may at any time resign as Co-Trustee and the Sponsor may remove the Co-Trustee at any time by giving written notice to the Trustee, the Remarketing Agent and the Liquidity Provider. The Co-Trustee's resignation or removal will take effect upon the appointment by the Sponsor, with the consent of the RITES holder, of a successor Co-Trustee meeting the qualifications of, and agreeing to comply with, the terms and conditions of the Trust Agreement, including that such successor shall be Delaware entity or person.

Trustee Advances

     The Trustee may, but is not obligated to, advance to investors on each Interest Payment Date an amount up to interest accrued on the P-FLOATs for the prior accrual period. The Trustee's decision to advance funds will be made in the sole discretion of the Trustee and no decision to advance funds will impose any obligation to advance any further amount. Whenever the Trustee does not advance funds, the Trustee will notify the Tender Agent, the Remarketing Agent and the Liquidity Bank by 12:00 noon (New York City time) on the Business Day before the date interest would otherwise be distributed.

     If the Trustee elects not to advance funds for any reason, the Trustee will distribute interest on the first Business Day following each date on which the Trustee receives an interest payment in immediately available funds on the Bonds. Interest on the Receipts will continue to accrue for each accrual period and there will not be any additional interest payable due to the absence of an advance. Advances will be reimbursed from interest received on the Bonds and as otherwise provided upon the withdrawal, sale or redemption of Bonds.

     The Trustee, on behalf of the investors, shall be granted, and the investors, by purchasing Receipts, shall grant to the Trustee a lien on, perfected first priority security interest in, and pledge of, the Bonds of the related Series and any payments thereon, as security for any unreimbursed advances. This lien will apply to all Bonds of the related Series regardless of the Bond with respect to which a given advance was made. The Trustee will take, or will cause to be taken, all applicable steps required for the perfection of the security interest created under the Trust Agreement and will take, or will cause to be taken, all steps necessary to continue perfection throughout the term of the Trust Agreement.

     By purchasing any Receipt, each investor will be deemed to (i) authorize the Trustee to deduct from interest payments on the Bonds Trustee fees and any unreimbursed advances, (ii) acknowledge that the Bonds and any payments thereon are subject to a lien (to the extent of advances made), perfected first priority security interest and pledge, granted to the Trustee as security for any unreimbursed advances, and (iii) thereby reaffirm and ratify the granting of that lien, perfected first priority security interest and pledge.

     The Trustee will be entitled to receive interest on advances equal to the outstanding advances multiplied by the Trustee's prime rate for the number of days the advances are outstanding. The RITES holder will be responsible for paying any interest accrued on Trustee advances pursuant to a fee agreement between the Trustee and the RITES holder.

Limited Liability

     The Trustee, the Co-Trustee and Tender Agent will only be responsible for performing the duties specifically set forth in the Trust Agreement. No party should read any implied covenants, duties or obligations (whether of a fiduciary nature or otherwise) into the Trust Agreement or implied in law against the Trustee, the Co-Trustee or the Tender Agent.

     The Trustee, the Co-Trustee and the Tender Agent will incur no liability to any investor if, by reason of any provision of any present or future law or regulation thereunder of any governmental authority or by reason of any natural disaster or war or other circumstance beyond its control, the Trustee, the Co-Trustee or the Tender Agent is prevented from doing or performing any act or thing which the terms of the Trust Agreement provide should be done or performed.

     The Trustee, the Co-Trustee and the Tender Agent will only be charged with knowledge of any event or condition if an officer assigned to the department administering the Trust Agreement has actual knowledge of the event or condition.

     The Trustee, the Co-Trustee and the Tender Agent assume no obligation and will not be liable to investors for the performance of their respective duties, other than by reason of willful misconduct, bad faith or negligence. Neither the Trustee, the Co-Trustee nor the Tender Agent is under any obligation to take any action which may create any expense or liability, unless the recovery or payment of the expense or liability is assured to it within a reasonable time. The Trustee, the Co-Trustee and the Tender Agent may own and deal in Bonds, in obligations of the same issue and maturity as the Bonds and in the Receipts, as though they were not the Trustee, the Co-Trustee or the Tender Agent under the Trust Agreement.

Resignation and Replacement of Trustee

     The Trustee and Tender Agent may at any time resign as Trustee and Tender Agent by giving written notice of its election to do so to the Sponsor, the Remarketing Agent and the Liquidity Provider. The resignation will take effect upon the appointment by the Sponsor with the consent of the RITES holder, of a successor Trustee and Tender Agent subject to, and agreeing to comply with, the terms and conditions of the Trust Agreement.

     The Sponsor may remove the Trustee and Tender Agent by giving written notice to the Remarketing Agent and the Liquidity Provider. Replacement of the Trustee and Tender Agent will take effect upon the Sponsor's appointment, with the consent of the RITES holder, of a successor Trustee and Tender Agent subject to, and agreeing to comply with, the terms and conditions of the Trust Agreement. If at any time the Trustee and Tender Agent becomes incapable of acting or is adjudged bankrupt or insolvent, or a receiver of the Trustee and Tender Agent or of its property is appointed, or any public officer takes charge or control of the Trustee and Tender Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then any investor may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and Tender Agent and the appointment of a successor Trustee and Tender Agent.

     If at any time the Trustee and Tender Agent notifies the Sponsor that it will resign as Trustee and Tender Agent or the Sponsor elects to remove the Trustee and Tender Agent, then the Sponsor will, with the consent of the RITES holder, appoint a successor Trustee and Tender Agent within 45 days after receiving notice of the resignation or removal. The successor Trustee and Tender Agent will be a commercial bank with trust powers or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000 or whose obligations are guaranteed by a person or other entity whose capital and surplus or net worth is at least that amount. If no successor Trustee and Tender Agent is appointed within the 45-day period, then the Trustee and Tender Agent may petition any court of competent jurisdiction to appoint a successor Trustee and Tender Agent. If the Tender Agent resigns or is removed, then the Tender Agent will pay over, assign and deliver any money and P-FLOATs held by it in its capacity as Tender Agent to its successor.

Amendments to the Trust Agreement

     The Sponsor, the Trustee and the Tender Agent may amend the Trust Agreement at any time by agreement among the parties for the purpose of (i) obtaining or maintaining any rating on the P-FLOATs and/or the RITES by any nationally recognized securities rating agency, (ii) providing for a qualified Securities Depository to replace DTC, or (iii) curing any formal defect, omission or inconsistency or for any other purpose and in any respect which they may deem necessary or desirable, with the consent of the RITES holder but without the consent of any of the P-FLOATs investors, if (a) the Trustee determines that the proposed amendment will not adversely affect the interests of any P-FLOATs investors and (b) the Trustee receives an opinion of appropriate special tax and securities counsel to the effect that the proposed amendment will not result in the withdrawal of, or modification of the conclusions of, any opinion previously delivered regarding tax and securities law treatment of the Receipts.

     The Sponsor, the Trustee and the Tender Agent may also amend the Trust Agreement at any time and from time to time, with the consent of a majority of the P-FLOATs investors and the consent of the RITES holder, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of, the Trust Agreement or modifying in any manner the rights of such holders. The Trustee must also receive an opinion of appropriate special tax and securities counsel to the effect that the proposed amendment will not result in the withdrawal of, or modification of the conclusions of, any opinion previously delivered regarding tax and securities law treatment of the Receipts. No amendment may change the stated maturity or reduce the principal or interest payable on any Receipt or reduce the principal amount of the Receipts required to consent to any amendment without the consent of each investor affected.

     No amendment will become effective unless the Liquidity Provider has consented to the amendment (such consent not to be unreasonably withheld). Promptly following the execution of any amendment, the Trustee will furnish written notice of the substance of the amendment to each investor of the affected Series.

Termination of the Trust Agreement

     The Trust Agreement related to a Series, will terminate if any of the following events occurs:

          (i) mandatory tender of all P-FLOATs due to violation of the Diversification Requirement;

          (ii) distribution of the Bonds (or the proceeds thereof) upon the occurrence of a Tender Option Termination Event; or

          (iii) redemption at maturity of all of the Bonds held by the Issuer; provided, however, that in any event:

          (i) discharge of any indenture or other document related to any of the Bonds will not result in a termination of the Trust Agreement; and

          (ii) the Trust Agreement will remain in effect until the date upon which the Bonds or the proceeds thereof have been distributed to investors of accordance with the provisions in the Trust Agreement.

Default on Bonds

     If a bond issuer defaults on a Bond, the Trustee is not authorized to and will not proceed against the bond issuer or any other obligor on the defaulted Bond and will not assert the rights and privileges of investors and has no duty to do so.

     If the Trustee receives notice of any default on a Bond from the bond issuer's trustee or other applicable fiduciary or if an officer of the Trustee assigned to the department administering the Trust Agreement has actual knowledge of any default on a Bond, then the Trustee will promptly notify the Tender Agent, the Remarketing Agent, the Liquidity Provider and the investors. The Trustee's notice will specify (i) the date and nature of the default, (ii) the amount of principal and the amount of interest to which the default relates and (iii) any other information which the Trustee deems appropriate.

     The Trustee will also forward to investors copies of all communications from the bond issuer to holders of the Bonds.

                                  MISCELLANEOUS

Fees and Expenses

     The RITES holder will be responsible to pay to the Remarketing Agent and Liquidity Provider reasonable compensation and reimbursement for such expenses as may be set forth in a written instrument executed by the RITES holder, Remarketing Agent and Liquidity Provider, respectively. The RITES holder will also be responsible to reimburse the Trustee for interest accrued on any advances. The Trustee, Remarketing Agent and Liquidity Provider will each look solely to the RITES holder for any payments, reimbursements or indemnifications and will waive any and all rights, claims, recourse and liens against the Issuer for the payment of such amounts.

Information for Investors

     The Trustee will maintain an investor list upon which any investor may enter its name and address upon proof satisfactory to the Trustee of its status as an investor. The Trustee will furnish by first class mail, postage prepaid, to investors registered on its list notice of certain occurrences including:

          (i) any amendment of, or Prospectus Supplement to, the Trust
     Agreement;

          (ii) any resignation and removal of the Trustee, Tender Agent or Remarketing Agent and the appointment of a successor Trustee, Tender Agent or Remarketing Agent;

          (iii) any redemption of Receipts;

          (iv) any Fixed Rate Conversion Event or a Mandatory Tender Event;

          (v) any Tender Option Termination Event, the Receipts no longer being registered solely in the name of DTC or its nominee;

          (vi) any withdrawal of Bonds or redemption of Bonds; or

          (vii) the expiration or the extension of the Liquidity Facility under the Trust Agreement.

Certain Liabilities

     Investors, as beneficiaries of the trust established under the law of the State of Delaware, are not responsible for any debt, obligation, or liability of, or claim against, the Issuer. The Sponsor has agreed to pay on behalf of the Issuer any penalties and interest on any penalties imposed on the Issuer in the event the election under Section 761(a) of the Code for the Issuer to be excluded from the application of Subchapter K of the Code is not effective. The Sponsor shall also be liable for Trustee Fees and other expenses of the Issuer to the extent not paid out of the RITES share of Bond interest.

                                    THE BONDS

Information About the Bonds

     The Issuer will acquire the Bonds identified in the Prospectus Supplement simultaneously with the sale of the Receipts on the Date of Original Issue. The Trustee must accept the Bonds delivered to the Issuer for the benefit of the investors. The Trustee, on behalf of the Issuer, must hold all Bonds delivered to it in trust and to take no action or consent to any action which would result in the placement of any lien on the Bonds. The Trustee lacks the authority to transfer, assign, hypothecate, pledge or otherwise dispose of any of the Bonds except as provided in the Trust Agreement or as required by law.

     Neither this Prospectus nor the related Prospectus Supplement will contain detailed information about the bonds, any bond issuer or any bond insurer or any rights or obligations, legal, financial or otherwise, in connection with the bonds. Neither the Sponsor nor the Seller has investigated the financial condition or creditworthiness of any bond issuer or bond insurer. If a bond defaults, investors will bear the entire risk of loss. An investor should read the same information about the issuer as it would if it were investing directly in the bonds.

Residual Ownership Date

     The "Residual Ownership Date" for a Bond specified in the related Prospectus Supplement is calculated as occurring approximately when 80% of the "average life," beginning on the Date of Original Issue, of that Bond has lapsed. The determination of "average life" will take into account sinking funds for discount bonds and any early call date for premium bonds (e.g., the premium call date for Bonds with large premiums and the par call date for Bonds with small or no premiums).

     The P-FLOATs will be subject to partial mandatory tender with respect to each Bond on the Residual Ownership Date of that Bond only if the sale of the Bond on that date would result in net gain. If the P-FLOATs are not called for partial mandatory tender on a Residual Ownership Date, then the related Bond will remain in the Trust and will not be segregated. See "MANDATORY TENDER OF P-FLOATS--Partial Mandatory Tender with No Right to Retain" on page 13 of this Prospectus.

Diversification Requirement

     Selection of Bonds held by the Issuer will be made by the Sponsor before the Date of Original Issue. At no time may any individual Bond or group of Bonds issued by a single bond issuer or two or more affiliated bond issuers comprise more than 10% of the Bonds held by the Issuer (the "Diversification Requirement"). Bonds that have been segregated upon a partial mandatory tender will not be used to satisfy the Diversification Requirement.

     If the Diversification Requirement is violated, then the Receipts will be subject to mandatory tender and they will be purchased from funds drawn under the Liquidity Facility by the Tender Agent. The obligation of the Tender Agent to purchase Receipts on the mandatory tender Date is a limited, non-recourse obligation payable solely from funds drawn under the Liquidity Facility. If the Receipts are not delivered upon violation of the Diversification Requirement, this will not prevent the mandatory tender of the Receipts and the Receipts will be deemed tendered and purchased whether or not delivered to the Trustee. See "MANDATORY TENDER OF P-FLOATS" on page 12 of this Prospectus.

     On the Mandatory Tender Date, the Trustee will direct the Remarketing Agent to use its best efforts to sell the Bonds in such manner as the Remarketing Agent deems advisable at the highest obtainable price under current market conditions. The Trustee will apply the proceeds received from the sale of the Bonds in the following order of priority, each priority being fully paid before proceeds are used to pay any lower priority and no payment being made on any priority if the proceeds have been exhausted in the payment of higher priorities:

          (i) to the Trustee, any accrued and outstanding Trustee Fee and any unreimbursed Trustee advances;

          (ii) to the Liquidity Provider, to the extent accrued interest is received on the sale of the Bonds, accrued interest on the P-FLOATs at the Floating Rate, the remainder of any such accrued interest, less the amounts payable under priority (i) above, to be paid to the RITES holder;

          (iii) to the Liquidity Provider, an amount equal to the Purchase Price of the P-FLOATs purchased with funds provided under the Liquidity Facility by the Liquidity Provider;

          (iv) to the P-FLOATs investors tendered on the Mandatory Tender Date, an amount equal to 10% of any gain; and

          (v) to the RITES holder, the balance of the proceeds of the sale of Bonds remaining.

                                   THE SPONSOR

     The Sponsor is an indirect wholly-owned limited purpose subsidiary of Merrill Lynch Group, Inc., which is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated d/b/a Merrill Lynch & Co., the Seller and the Remarketing Agent, is also a wholly-owned subsidiary of Merrill Lynch & Co., Inc. The Sponsor was incorporated in the State of Delaware on December 23, 1992. The Sponsor was organized for the principal purpose of acting as the sponsor of trusts formed to issue certificates such as the P-FLOATs. The principal executive office of the Sponsor is located at World Financial Center, North Tower, New York, New York 10281-1323, and its telephone number is (212) 449-0670.

                            THE REMARKETING AGREEMENT

     Under the Remarketing Agreement, the Sponsor has appointed Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Remarketing Agent in connection with the remarketing of tendered P-FLOATs. The Remarketing Agent is obligated to use its best efforts to remarket tendered P-FLOATs, subject to certain conditions, in consideration for the RITES holder payment of a fee based upon the principal amount of P-FLOATs outstanding from time to time. The Remarketing Agent has also agreed to perform all of the functions of "rate-setting agent" under the Trust Agreement.

     When an investor notifies the Remarketing Agent of the investor's optional tender of P-FLOATs, the Remarketing Agent is required to offer for sale and use its best efforts to market the tendered P-FLOATs at the Purchase Price. The Remarketing Agent will act as the agent of the tendering party who delivered the notice of tender, and not as principal, in any such remarketing. If a Tender Option Termination Event occurs, then the Remarketing Agent will no longer be required to remarket P-FLOATs and will cease efforts to do so.

     Under the Remarketing Agreement, the Remarketing Agent has agreed to do each of the following: (a) act as agent for tendering investors in remarketing P-FLOATs, (b) receive and hold any P-FLOATs or moneys delivered to it in connection with the sale and purchase of P-FLOATs in trust for the benefit of the person who delivered the moneys or P-FLOATs, and not commingle the money or P-FLOATs with other funds or securities of the Remarketing Agent, (c) keep books and records consistent with prudent industry practice and make its books and records available for inspection by the Tender Agent at all reasonable times, and (d) perform its duties and comply with the provisions of the Remarketing Agreement.

     Under the Remarketing Agreement, the Remarketing Agent is not liable for any act or omission except as a result of the Remarketing Agent's gross negligence or willful misconduct. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by the Remarketing Agreement by giving at least 60 days' notice to the Liquidity Provider and the Trustee. When the Trustee receives notice of resignation from the Remarketing Agent, the Trustee will notify investors. The Sponsor may remove the Remarketing Agent at any time with the consent of the RITES holder or a majority of P-FLOATs investors by delivering notice of its intention to investors. If neither a majority of P-FLOATs investors nor any RITES holder objects to the removal within 15 days after receiving notice, the Sponsor is required to notify the Remarketing Agent and the Trustee. No resignation or removal of the Remarketing Agent will be effective until a successor Remarketing Agent is appointed as provided in the Remarketing Agreement.

     If the Remarketing Agent resigns or is removed or dissolved, or if the properties or affairs of the Remarketing Agent are taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, then the Trustee is required to appoint a successor Remarketing Agent meeting the requirements of the Remarketing Agreement and acceptable to the RITES holder. If the Trustee has not appointed a successor within 60 days, the Remarketing Agent will have the right to petition a court of competent jurisdiction to appoint a successor. Any successor Remarketing Agent is required to be an institution authorized by law to perform all the duties imposed upon it under the Remarketing Agreement.

                             THE LIQUIDITY FACILITY

Description of Liquidity Facility

     Before Receipts of a Series are issued, the Sponsor and the Issuer will establish a standby purchase agreement, a liquidity letter of credit or other similar arrangement (the "Liquidity Facility") with the liquidity provider specified in the Prospectus Supplement (the "Liquidity Provider"). The Liquidity Provider may be an affiliate of the Sponsor or an unaffiliated entity. The Liquidity Facility for each Series of Receipts will expire on the date specified in the related Prospectus Supplement unless the Liquidity Provider chooses to extend its facility with respect to all or a portion of the Bonds. The Liquidity Provider may be removed by the RITES holder and replaced with the consent of the Trustee on behalf of the P-FLOATs investors.

     The Liquidity Provider is not obligated to pay the principal or redemption price of, or the interest on, the Receipts under any circumstances. The Liquidity Provider is obligated only to purchase tendered Receipts on and subject to the terms, provisions and conditions of the Liquidity Facility.

     The Liquidity Provider's commitment to purchase P-FLOATs under the Liquidity Facility on any day is limited to a principal amount of P-FLOATs equal to the initial principal amount of P-FLOATs issued, less the amount of P-FLOATs previously redeemed or purchased by the Liquidity Provider pursuant to the Liquidity Facility (unless subsequently remarketed). The aggregate Purchase Price of P-FLOATs committed to be purchased by the Liquidity Provider may not exceed the principal amount of P-FLOATs outstanding plus 35 days interest at [ ]% per annum. The Liquidity Provider is not obligated to pay any net gain due to investors upon a partial mandatory tender. Additionally, the Liquidity Provider is not obligated to purchase tendered P-FLOATs under the Liquidity Facility unless it receives proper demand from the Tender Agent in accordance with the Liquidity Facility.

     Investors should refer to the Prospectus Supplement for information about the Liquidity Provider for a particular Series.

Termination of Obligations of Liquidity Provider

     The Liquidity Facility for each Series will expire on the earlier of (i) the date specified in the Prospectus Supplement, unless extended by the Liquidity Provider or (ii) the date on which investors may no longer tender Receipts due to a Tender Option Termination Event or a Fixed Rate Conversion Event. A successor Liquidity Provider may also assume the obligations of the Liquidity Provider under the terms of the Trust Agreement, as described below.

     If the Liquidity Facility expires and is not extended or replaced, the P-FLOATs will be converted to Fixed Rate Receipts and be subject to mandatory tender in whole unless investors elect to retain the Fixed Rate

Receipts. If the Liquidity Facility is replaced, then the P-FLOATs will be subject to mandatory tender in whole five Business Days before the last day of the initial Liquidity Facility, unless investors elect to retain the P-FLOATs under the new Liquidity Facility. If the Liquidity Facility expires and is extended for only a portion of the Bonds, then the portion of P-FLOATs representing the Bonds for which the facility is not extended will be subject to mandatory tender in part without the right of investors to retain that portion of their P-FLOATs. See "MANDATORY TENDER OF P-FLOATS" on page 12 of this Prospectus.

Substitution of Successor Liquidity Provider

     On or before the 25th day before the Liquidity Facility is scheduled to expire, the Trustee, with the prior written consent of the RITES holder, may accept a successor Liquidity Facility. The successor Liquidity Provider will issue an agreement in form and substance identical to the current Liquidity Facility and the successor Liquidity Provider will succeed to all of the rights, duties and obligations of the previous Liquidity Provider. The new Liquidity Facility will be effective on the date specified in the new agreement only upon satisfaction of the following:

          (i) the Rating Agencies have issued written confirmation that any ratings of the Rating Agencies on the P-FLOATs will not, as a result of the substitution or succession, be withdrawn or reduced below the ratings before the succession;

          (ii) the Trustee has received an opinion of counsel to the successor Liquidity Provider that the Liquidity Facility by the successor Liquidity Provider has been duly authorized, executed and delivered and constitutes a valid and binding obligation of the successor Liquidity Provider under its terms;

          (iii) the Sponsor and the Trustee have received an opinion of appropriate special tax and securities counsel that the substitution or succession will not result in the withdrawal of, or modification of the conclusions of, the opinion delivered by the counsel in connection with the original delivery of the P-FLOATs and RITES;

          (iv) the Trustee has received an opinion of counsel that all conditions precedent listed in the Trust Agreement and the Liquidity Facility have been complied with; and

          (v) all obligations owing to the Liquidity Provider under the Liquidity Facility have been paid in full and the Trustee and the Tender Agent have tendered the Liquidity Facility then in effect to the Liquidity Provider for cancellation.

Liquidity Provider Default

     If the Liquidity Provider becomes bankrupt or insolvent, or if the Liquidity Provider fails to honor a properly-made drawing or other demand in accordance with the Liquidity Facility (either event, a "Liquidity Provider Default"), then the Tender Agent will notify the RITES holder in writing. Upon receiving notice, the RITES holder will have the right, in its sole and absolute discretion, but not the obligation, to (i) provide a successor Liquidity Facility as a replacement for the Liquidity Facility then in effect for the affected Series (in accordance with the conditions described above) and (ii) act as the interim Liquidity Provider until the successor Liquidity Provider is provided (in accordance with the conditions described above). Within five Business Days of receiving written notice of the Liquidity Provider Default, the RITES holder will notify the Tender Agent of its intention to obtain a successor Liquidity Facility and act as interim Liquidity Provider. If the RITES holder fails to notify the Tender Agent, then that fifth Business Day will be deemed to be an "Exchange Date" and the Trustee will exchange the affected Receipts for cash or the related Bonds as if a Tender Option Termination Event had occurred in accordance with the procedures described in "IMMEDIATE TERMINATION OF OPTIONAL AND MANDATORY TENDER RIGHTS--Tender Option Termination Events" on page 14 of this Prospectus.

                        CERTAIN INCOME TAX CONSIDERATIONS

Discussion of Federal Income Tax Consequences

     The following is a general discussion of certain anticipated federal income tax consequences of the purchase, ownership and disposition of the P-FLOATs and the RITES. This discussion is based on the Internal Revenue Code of 1986 (the "Code"), as well as final, temporary and proposed Treasury regulations and administrative and judicial decisions as of the date of this Prospectus, all of which are subject to change or possible differing interpretation. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, affecting the accuracy of the statements and conclusions contained in this Prospectus. The Sponsor will not seek or obtain any rulings from the Internal Revenue Service ("IRS") regarding the classification of the Issuer as a partnership for federal income tax purposes or any other aspect of the tax consequences described in this Prospectus, and there is no assurance that the IRS will agree with the conclusions expressed herein. The following discussion is directed solely to investors that hold the Receipts as capital assets within the meaning of Section 1221 of the Code and does not purport to address all federal income tax matters that may be relevant to particular investors, some of which may be subject to special rules. References to "investors" or "holders" are to the beneficial owners of the P-FLOATs or RITES. The opinions described herein are based on the assumption that the terms of the Trust Agreement and other instruments will be complied with and the accuracy of certain representations and certifications. Upon delivery of the Receipts of each Series, Cadwalader, Wickersham & Taft, special counsel to the Sponsor ("Special Counsel") will deliver its opinion in substantially the form of opinion that is reproduced as Exhibit A to this Prospectus.

     In the opinion of Special Counsel, subject to the discussion below under "Taxation of Investors," assuming interest on the underlying Bonds is excludable from gross income for federal income tax purposes, (i) a P-FLOAT investor's share of the interest which accrued during the period (at the Floating Rate or, if a Fixed Rate Conversion Event has occurred, the applicable Fixed Rate) that the investor held its P-FLOAT will also be excludable and (ii) a RITES holder's share of the interest which accrued during the period that such investor held its RITES will also be so excludable.

     Prospective investors of P-FLOATs and RITES should consult their own tax advisors concerning the tax consequences to them of the purchase, ownership and disposition of P-FLOATs or RITES under federal income tax law, as well as the tax law of any relevant state or local jurisdiction.

Tax Exemption of the Bonds

     On the date of initial issuance and delivery of each Bond, bond counsel for each Bond will have rendered its opinion generally to the effect that, under existing laws, interest on the Bonds is excluded from gross income for federal income tax purposes and from any applicable state and local taxes. Special Counsel has not passed upon, has not independently verified, and will not so verify, the tax-exemption of interest on any Bond and has assumed, without any inquiry, (i) the continuing correctness of the related opinion of Bond Counsel and (ii) that no events or circumstances have occurred since the original issuance of the Bonds that would adversely affect the exemption from federal income tax and any applicable state and local taxes of interest on the Bonds.

Taxation of Investors

     Classification of the Issuer. With respect to each series of P-FLOATs and RITES, Special Counsel will deliver its opinion to the effect that the related Issuer will be classified as a partnership, rather than an association or publicly traded partnership taxable as a corporation, and each investor will be treated as a partner in such partnership for federal income tax purposes. In rendering its opinion, Special Counsel has concluded that (i) the passive nature of the income of the Issuer will exempt it from the rule that publicly traded partnerships are taxable as corporations and (ii) the P-FLOATs will not be treated as indebtedness of the Issuer or the RITES holder.

     Treatment of distributions to investors as tax-exempt interest requires that investors be treated as members of the tax partnership constituted by the Issuer. This treatment therefore requires that the P-FLOATs and RITES constitute equity ownership interests in the Issuer. Special Counsel has concluded that for federal income tax purposes the P-FLOATs will not be treated as indebtedness of the Issuer or of the RITES holder (and distributions on the P-FLOATs will not be treated as taxable "guaranteed payments") and the RITES holder will be treated as a member of the tax partnership constituted by the Issuer, rather than merely as the provider of a put to the P-FLOATs investors.

     A partnership anti-abuse regulation authorizes the IRS to recast transactions involving partnerships that inappropriately exploit the partnership provisions of the Code in an attempt to avoid tax. As the language of the regulation is exceedingly broad, there is substantial uncertainty as to its potential application. Special Counsel has concluded that structuring the P-FLOATs and RITES to be partnership interests in the tax partnership constituted by the Issuer is consistent with the economic substance of the transaction and is not inconsistent with the intent of the partnership provisions of the Code, and therefore the anti-abuse regulation will be inapplicable to the P-FLOATs and RITES. Prospective investors should consult with their tax advisors regarding the possible application of the anti-abuse regulation to the P-FLOATs and RITES.

     The opinion of Special Counsel represents only that counsel's best legal judgment and, unlike a tax ruling, has neither binding effect on the IRS nor official status of any kind. There is no authority that addresses instruments similar to the P-FLOATs and RITES. Thus, there can be no absolute assurance that the IRS or a court will agree with the opinion of Special Counsel. If the Issuer were treated as an association taxable as a corporation or a publicly traded partnership treated as a corporation for Federal income tax purposes, rather than as a partnership, all or a portion of any payments by the Trustee to holders of Receipts would be taxed to them as dividends to the extent of the current and accumulated earnings and profits of the Issuer. If the P-FLOATs were characterized as debt (or if distributions thereon were classified as "guaranteed payments"), then interest distributions on the P-FLOATs would be fully includable in gross income. If the Receipts were treated as stripped bonds, then distributions to the holders of Receipts would not be tax-exempt to the extent that such holders' yield with respect to the Receipts exceeds the coupon rate of interest on the Bonds (or the original yield to maturity of the Bonds if issued with original issue discount). Moreover, if the RITES holder were characterized merely as provider of a put to the P-FLOATs investors (and not as a member of the partnership constituted by the Issuer), then the "put fee" may not be treated as an ordinary deduction and distributions on the RITES would be fully includable in gross income. The remainder of this discussion assumes that the Issuer will be taxable as a partnership, and the P-FLOATs and RITES constitute equity interests in such partnership.

     Income and Expense; Election Out of Partnership Provisions. As a partnership for federal income tax purposes, the Issuer will not be subject to federal income tax. The Trustee will elect, on behalf of the Issuer, to exclude the Issuer from Subchapter K of Chapter 1 of the Code (the partnership tax accounting provisions of the Code). By purchasing P-FLOATs or RITES, each investor consents to that election. Special Counsel has concluded that, although subject to uncertainty, the Issuer should be eligible for this election. Assuming this election is effective, for federal income tax purposes, each investor will be treated as an owner of an undivided interest in the underlying Bonds. Accordingly, each investor will be required to directly take into account its share of income from the Bonds for the period during which it owns P-FLOATs or RITES, generally under such investor's method of accounting and any tax elections made by such investor.

     If the election to be excluded from Subchapter K of Chapter 1 of the Code is not effective, (i) the Issuer would be required to account for its income and deductions at the trust level and to use a taxable year for reporting purposes and (ii) each investor would be required to separately take into account that investor's distributive share of income and deductions of the Issuer (all expenses of the Issuer are allocated to the RITES and, therefore, P-FLOATs investors should not be allocated any deduction with respect thereto). An investor would take into account its distributive share of Issuer income and deductions for each taxable year of the Issuer in the investor's taxable year with or within which ends the Issuer's taxable year. If the Issuer's taxable year is different than that of an investor, then a portion of the investor's share of trust income and deductions with respect to the Bonds would be shifted to the investor's taxable year following the year in which the income and expense accrues. If such exclusion election is not effective, the Issuer (but not any of the P-FLOATs investors) might be liable for certain penalties for failure to file partnership returns (which are not required if the exclusion election is effective). Under the Trust Agreement, the Sponsor has agreed to pay any such penalties on behalf of the Issuer. Potential purchasers of P-FLOATs and RITES should consult with their own tax advisors regarding the consequences if the election out with respect to the Issuer is not valid. The discussion below assumes that the Issuer will be subject to an effective election out of Subchapter K of Chapter 1 of the Code.

     Original Issue Discount. If the initial public offering price of any Bonds was less than the amount payable at maturity, then such Bonds are treated as having been issued with original issue discount ("OID"). OID is excludable from gross income for Federal income tax purposes to the same extent as interest on tax-exempt obligations. The Code provides that OID on a tax-exempt obligation is deemed to accrue over the life of the obligation on the basis of either a straight-line or a constant interest method of accrual, depending on the date of issuance of the obligation. If the aggregate price paid by initial investors in the P-FLOATs allocable to a Bond that was issued with OID equals or exceeds the adjusted issue price of a Bond but is less than the par amount of the Bond, then such Bond will be acquired by the Trust with OID. Such OID will be allocated to investors in P-FLOATs or RITES as described below.

     Market Discount and Premium. The purchase price paid by the Issuer for Bonds may be greater or less than the Bonds' stated redemption price (or, in the case of Bonds issued with original issue discount, the "revised issue price"), in which case the Bonds will have amortizable bond premium or market discount, respectively. The market discount will be considered to be zero if it is less than a statutorily defined de minimis amount. Generally, the aggregate price paid by initial investors in the P-FLOATs (i) allocable to a Bond acquired by the Issuer at a market discount will equal the Issuer's purchase price for such Bond, and (ii) allocable to a Bond acquired by the Issuer at a premium will equal the par amount of the Bond, with the RITES holder supplying the premium portion of the purchase price. Generally, gain on the sale or disposition of tax-exempt bonds acquired at a market discount will be ordinary income, instead of capital gain, to the extent of the accrued market discount thereon. Any such market discount will be allocable to the RITES holder, as described below. Amortizable bond premium on tax-exempt bonds will be amortized over the remaining term of the bonds (or to an earlier call date if it produces greater annual amortization) on a constant yield method; the amortization will reduce the owner's basis therein, but will not result in any deduction from income. Any such premium amortization will be allocable to the RITES holder, as described below.

     Partnership Allocations; Sale of P-FLOATs. Under the Trust Agreement, any OID on a Bond generally will be allocated to the RITES, except that any acquisition premium upon purchase of a Bond by the Issuer (i.e., the excess of the Issuer's purchase price for the Bond over the adjusted issue price thereof), together with a corresponding amount of OID, will be allocated to the P-FLOATs. In addition, under the Trust Agreement, any market discount on a Bond that exceeds the de minimis threshold will be allocated to the RITES holder, because such market discount will economically accrue to such holder (i.e., the excess of the par amount (or adjusted issue price) of the Bond over the Issuer's purchase price). Furthermore, under the Trust Agreement, any amortizable bond premium on the Bonds at the time of acquisition by the Issuer will be allocated and will economically accrue entirely to the RITES and none will be allocated or will economically accrue to the P-FLOATs. Thus, the tax effect thereof would be borne entirely by the RITES holder. Accordingly, in the opinion of Special Counsel, as a consequence of market discount or amortizable bond premium on the
Bonds:

          (i) an investor purchasing and selling P-FLOATs for a price equal to the principal balance of the P-FLOATs (plus any accrued interest) will not recognize any taxable income;

          (ii) in the case of an initial investor of P-FLOATs which sells its P-FLOATs for a gain, the gain generally will be taxable as capital gain; and

          (iii) in the case of a secondary market purchaser of P-FLOATs which purchases its P-FLOATs for a price equal to the principal balance of the P-FLOATs thereof (plus any accrued interest) and sells them for a gain, the gain will be taxable as capital gain; provided that where the Bonds were originally acquired by the Issuer at a market discount in excess of the permitted de minimis amount, in certain circumstances, if at the time the investor purchases its P-FLOATs, the market value of the Bonds exceeds the price at which the Bonds were acquired by the Issuer, while the gain should be taxable as capital gain, it is possible that it might be taxable as ordinary income.

     There are, however, no authorities addressing facts substantially similar to the facts involved (or potentially involved) in this transaction, so there can be no absolute assurance that the IRS or a court will agree with these conclusions. If the IRS were successfully to challenge the allocation in the Trust Agreement of market discount entirely to the RITES, then a P-FLOATs investor might recognize ordinary income upon the sale of the Bonds or, possibly, upon the sale of its P-FLOATs.

     Effect of Fixed Rate Conversion Events. The arrangement that results in the issuance of the Fixed Rate Receipts could be treated as a trust for federal income tax purposes, and, in that event, the issuance of Fixed Rate Receipts could be considered a coupon stripping transaction subject to the rules of
Section 1286 of the Code. Although not free from doubt, it is possible that a Fixed Rate Conversion Event may result in a taxable exchange of Receipts for Fixed Rate Receipts. In such event, there may be circumstances in which investors that received Fixed Rate Receipts as a result of a Fixed Rate Conversion Event may recognize taxable income, gain or loss. Investors should consult their own tax advisors regarding the tax consequences of a Fixed Rate Conversion Event (including application of the coupon stripping rules).

Additional Tax Considerations

     Alternative Minimum Tax. An investor is required to include as an item of tax preference for purposes of the federal individual and corporate alternative minimum taxes all tax-exempt interest on "specified private activity" bonds. Moreover, interest on Bonds which are not specified private activity bonds will be included in "adjusted current earnings" in calculating federal corporate alternative minimum taxable income. The calculation of alternative minimum tax liability is complex. Potential investors should consult their tax advisors regarding the alternative minimum tax. The Prospectus Supplement will indicate if any of the Bonds are specified private activity bonds.

     Disallowance of Interest and Other Expenses. The interest expense of investors for indebtedness deemed incurred or continued to purchase or carry P-FLOATs or RITES will be non-deductible. Other expenses allocable to tax-exempt interest are not deductible by individual and other non-corporate investors. The expenses of a regulated investment company that distributes tax-exempt dividends are disallowed in the same proportion that its tax-exempt income bears to its total income (other than net capital gains).

     Collateral Tax Consequences. Ownership of tax-exempt obligations may result in collateral tax consequences to certain taxpayers, including, without limitation, financial institutions, property and casualty insurance companies, certain foreign corporations engaged in business in the United States, certain S Corporations with excess passive income, individual recipients of Social Security or Railroad Retirement benefits. Prospective investors should contact their tax advisors as to the applicability of collateral tax consequences.

     Employee Benefit Plans, Exempt Organizations and Foreign Investors. Inasmuch as the interest on the Bonds is expected to be excluded from gross income for purposes of federal income tax, P-FLOATs and RITES should not be purchased by employee benefit plans, other tax-exempt organizations and foreign investors not subject to United States tax.

     Future Legislation. Various proposals have been, and in the future may be, introduced before Congress to restrict or eliminate the federal income tax exemption or to impose certain collateral tax consequences on the ownership of municipal obligations (such as the Bonds). In addition, various proposals have been made and bills introduced that would substantially alter the federal tax base or the rate structure or both, which could affect the value of the Bonds. No prediction can be made regarding any additional legislation that may be proposed and enacted with respect to the tax-exempt status of interest on municipal obligations, nor can any prediction be made whether any such proposed legislation, if enacted, would apply to the Bonds or the P-FLOATs and RITES.

State and Local Tax Consequences

     The exclusion from gross income for federal income tax purposes of the P-FLOATs and RITES income does not necessarily result in a similar exclusion of that income for state or local income tax purposes.

     Generally, interest received on municipal bonds by a resident of a state will be exempt from personal income tax in that state to the extent it is derived from bond issuers located in that state. In most, but not all, states, interest received on P-FLOATs or RITES by a resident of a state will be exempt from personal income tax in that state to the same extent that interest on the Bonds is exempt from personal income tax in that state. The laws of the several states and local taxing authorities vary with respect to the taxation of such obligations and investors should consult their own tax advisors about state and local matters.

     In the opinion of Special Counsel, the Issuer will not be subject to (i) income or franchise taxation by the State of New York or (ii) the New York City general corporation or unincorporated business taxes.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to each Series of Receipts, the Issuer will sell to the underwriter the principal amount of P-FLOATs set forth in that agreement.

     The Prospectus Supplement for each Series will specify:

          (i) the name of the underwriter;

          (ii) the principal amount of P-FLOATs for the Series set forth in that agreement;

          (iii) the price at which the Series of Receipts will be offered to the public and any concessions that may be offered to the underwriter; and

          (iv) the place and time of delivery for the Series of Receipts.

     The Sponsor and the Trustee offer each prospective investor the opportunity to ask questions and receive answers concerning the terms and conditions of this offering and to obtain additional relevant information to the extent the Sponsor or the Trustee has or can acquire that additional information without unreasonable effort or expense. Prospective investors should direct inquiries concerning additional information to Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281-1323, Attention: Capital Markets Desk (telephone no. (212) 449-7358).

                                 USE OF PROCEEDS

     The Issuer will use substantially all of the proceeds from the sale of the Receipts to (i) purchase the Bonds and pay the cost of carrying the Bonds until the sale of the Receipts and (ii) pay certain other expenses connected with the execution and delivery of the Trust Agreement and the issuance and delivery of the Receipts.

                                     RATING

     The Issuer has applied for a rating on the P-FLOATs from the rating agency or agencies identified in the Prospectus Supplement (the "Rating Agency(ies)") and has provided the Rating Agency or Rating Agencies with materials relating to the P-FLOATs and other relevant information. The rating or ratings reflect only the views of the applicable Rating Agency and investors should obtain an explanation of the significance of any rating from the applicable Rating Agency.

     The Issuer has not applied to any other rating agency to obtain a rating on the P-FLOATs.

     There is no assurance that any rating will remain in effect for any given period of time. If circumstances change, then the Rating Agency or Rating Agencies may revise a rating downward or withdraw a rating entirely. Any downward revision or withdrawal of a rating may adversely effect the market price of the P-FLOATs. The rating or ratings issued will not address the likelihood the P-FLOATs may be redeemed early due to a Mandatory Tender Event or that the Bonds or the proceeds of the Bonds will be distributed due to a Tender Option Termination Event.

                                  LEGAL MATTERS

     Cadwalader, Wickersham & Taft, New York, New York, Special Counsel, will give a legal opinion on the offering of the Receipts and certain tax aspects of the Receipts. The form of opinion of Special Counsel relating to certain tax aspects of the Receipts is attached to this Prospectus as Exhibit A. Counsel for the Trustee and Tender Agent (identified in the Prospectus Supplement) will give a legal opinion relating to the Trustee and Tender Agent; counsel for the Co-Trustee (identified in the Prospectus Supplement) will give a legal opinion relating to the Co-Trustee; and counsel for the Liquidity Provider (identified in the Prospectus Supplement) will give a legal opinion relating to the Liquidity Provider.

                            REPORTS TO RECEIPTHOLDERS

     The Remarketing Agent will prepare periodic reports about the Issuer. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until certificated Receipts are issued, the reports will be sent to Cede & Co. as nominee for the Securities Depository and the registered holder of the Receipts. No financial reports will be sent to investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the Sponsor to "incorporate by reference" information it files with the SEC, which means that the Sponsor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that the Sponsor files later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information rather than on any different information included in this Prospectus or the accompanying Prospectus Supplement. The Sponsor incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of any Issuer until the termination of the offering of the Receipts.

     As a recipient of this Prospectus, you may request a copy of any document the Sponsor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at not cost, by writing or calling the Sponsor at World Financial Center, North Tower, 9th
Floor, 250 Vesey Street, New York, New York, 10281-1309, Attention: [     ],
telephone number [     ].

                             ADDITIONAL INFORMATION

     The Sponsor filed a registration statement relating to the Receipts with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

     The Trustee will file with the SEC all required annual, monthly and special SEC reports and other information about the Issuer.

     You may read and copy any reports, statements or other information that is filed in connection with the Receipt at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

     You may also obtain the Official Statements for the Bonds from a Nationally Recognized Municipal Securities Information Depository identified on Schedule A to this Prospectus or an appropriate state information depository.

                   INDEX OF SIGNIFICANT PROSPECTUS DEFINITIONS

Accrual Period ............................................................    9
Bond Redemption Date ......................................................   21
Bonds .............................................................cover, 8, A-1
Code ....................................................................29, A-1
Co-Trustee ........................................................1, 8, 23, A-1
Daily Rate ................................................................    9
Date of Original Issue ....................................................    8
Designated Office .........................................................   21
Direct Participants .......................................................   18
Diversification Requirement ...............................................   26
DTC .......................................................................   18
Exchange Date .............................................................   29
Fixed Rate Conversion Event ...............................................4, 15
Floating Rate ............................................................. 2, 8
gain ..................................................................5, 13, 15
index rate ................................................................4, 10
Indirect Participants .....................................................   19
Interest Mode ............................................................. 2, 8
Interest Payment Date .....................................................    9
IRS .......................................................................   30
Issuer ....................................................................    1
Liquidity Facility ........................................................5, 28
Liquidity Provider ........................................................5, 28
Liquidity Provider Default ................................................   29
mandatory tender ..........................................................3, 11
Mandatory Tender Date .....................................................   12
Maximum Fixed Rate ........................................................4, 10
Maximum Floating Rate .....................................................   10
Mode Change Date ..........................................................   10
net gain ..............................................................5, 13, 15
NRMSIR ....................................................................    1
OID .......................................................................   31
Optional Purchase Date ....................................................   11
Participants ..............................................................   18
P-FLOATs ..........................................................cover, 1, A-1
Price Quote ...............................................................   14
prior accrued interest ....................................................   21
Prospectus ................................................................  A-1
Prospectus Supplement .....................................................    7
Purchase Date .............................................................   16
Purchase Price ............................................................    3
Rating Agencies ...........................................................   34
Receipts ..........................................................cover, 8, A-1
Remarketing Agent .........................................................    8
Residual Ownership Date ...................................................3, 26
RITES ................................................................cover, A-1
Securities Depository .....................................................   18
Seller .................................................................... 1, 8
Series ....................................................................    1
Series Trust Agreement ....................................................  A-1
SID .......................................................................    1
Special Counsel ...........................................................   30
Sponsor ................................................................... 1, 8
Standard Terms ...........................................................8, A-1
Tender Agent ..............................................................    8
Tender Option Termination Events ..........................................   13
Term Rate .................................................................    9
Trust Agreement .......................................................1, 8, A-1
Trustee ...............................................................1, 8, A-1
Underwriting Agreement ....................................................   34
Weekly Rate ...............................................................    9

                                                                       EXHIBIT A


     [Proposed form of Opinion of Special Counsel as to Certain Tax Matters]

__________ __, 199 _
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Merrill Lynch Portfolio Management Inc.
Merrill Lynch & Co., Inc.
World Financial Center
North Tower, 9th Floor
250 Vesey Street
New York, New York 10281-1309

[Trustee and Tender Agent],
as Trustee on behalf of the
Holders of Receipts from time to time
[Liquidity Provider]

     Re: Registered P-FLOAT Tax-Exempts Receipts ("P-FLOATs"(SM)), and Residual Interest Tax-Exempt Securities Receipts, Series RT-__ ("RITES"(SM)), as more particularly described on Schedule A attached hereto
          ----------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to the Sponsor and as special tax counsel in connection with the issuance of the Receipts. Capitalized terms used but not defined in this opinion have the meanings given them in the Trust Agreement and the Memorandum (as defined below).

     This opinion is rendered in connection with the Series Trust Agreement relating to Series RT- __ , dated
____________, 199_ (the "Series Trust Agreement"), incorporating by reference the Standard Terms and Provisions of Trust Agreement (the "Standard Terms") attached as Exhibit B thereto (the Series Trust Agreement and the Standard Terms are referred to together collectively as the "Trust Agreement"), by and among Merrill Lynch Municipal ABS, Inc., as Sponsor (the "Sponsor"), _____________, as Trustee and Tender Agent (the "Trustee") and _____________, as Co-Trustee (the "Co-Trustee"), and providing for the custody of the bonds identified in Schedule 1 attached hereto (the "Bonds"), referred to in the Prospectus, dated _____________, 1999, as supplemented by a Prospectus Supplement, dated
_____________, 199_ (as so supplemented, the "Prospectus"), and for the sale as contemplated therein of various series of Registered P-FLOAT Tax-Exempt Receipts ("P-FLOATs") and Residual Interest Tax-Exempt Securities Receipts ("RITES," and collectively with the P-FLOATs, the "Receipts") that represent beneficial interests in the Bonds.

     Our opinion and the tax consequences described herein are based upon the Internal Revenue Code of 1986, as amended (the "Code"). The Internal Revenue Service has not yet issued any regulations or published any rulings which are directly applicable to the Receipts. The opinion and tax consequences described herein are subject to and may be modified by the eventual issuance or modification of such regulations and rulings.

     In rendering our opinion, we have not passed upon, have not independently verified and do not assume any responsibility for, but rather have assumed the continuing correctness of, the opinions of bond counsel or tax counsel rendered at the date of original issue of the Bonds to the effect that, on the basis of laws in effect on the date of original issuance, the Bonds constitute the legal, valid and binding obligation of the bond issuer thereof and that interest on the Bonds is exempt from Federal income taxes or excludable from the gross income of the holders thereof for Federal income tax purposes. We have assumed further, without any investigation, that no events or circumstances have occurred or intervened since the original issuance of the Bonds that would adversely affect the exemption from Federal income taxes, or the exclusion from gross income of the holders thereof for Federal income tax purposes, of interest on the Bonds.

     We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the following: (i) the Prospectus;
(ii) the executed Trust Agreement to which the forms of the Receipts are attached as exhibits; and (iii) such other documents, certificates, opinions and letters as we have deemed necessary or relevant for the purpose of rendering this opinion. In addition, we have participated in the preparation of the material under the heading "Federal Income Tax Consequences" in the Prospectus. Capitalized terms used in this opinion and not otherwise defined herein shall have the same meanings as such terms are given in the Trust Agreement.

     Based upon and subject to all of the foregoing and based upon our analysis of existing statutes, we are of the opinion that:

          (1) The arrangement evidenced by the P-FLOATs and the RITES of each Series will be treated as a partnership (and not as an association taxable as a corporation or a publicly traded partnership treated as a corporation) for Federal tax purposes. The Receipts, however, provide that all holders will elect to be excluded from the application of Subchapter K of Chapter 1 of the Code (the Subchapter containing the partnership tax accounting provisions of the Code) and in effect, be treated as owners of undivided interests in the Bonds underlying the Receipts. An investor of Receipts will be required to include its share of the tax-exempt interest on the Bonds at the related interest rate on the Receipts.

          (2) The summary of Federal income tax consequences to the holders of the Receipts set forth under "Federal Income Tax Consequences" in the Prospectus is materially correct under the Code, the regulations thereunder, published administrative rulings, and judicial decisions published on or prior to the date of this opinion.

     The foregoing is based on the Federal income tax laws in effect as of this date and no assurance can be provided as to future administrative or judicial interpretations of those laws. Further, no opinion is expressed with respect to any effects of state or local income tax laws or any other Federal or state law, except as expressly stated herein.

                                                       Very truly yours,

================================================================================

     You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide different information to you.

     The P-FLOATS are not offered in any state where their offer is impermissible.

     Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters to the P-FLOATS and with respect to their unsold allotments or subscriptions. In addition, all dealers selling P-FLOATS will deliver a Prospectus Supplement and Prospectus until [ ].

                                  ------------

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                              Prospectus Supplement
Summary ..................................................................   S-1
Risk Factors .............................................................   S-3
The Liquidity Provider ...................................................   S-4
Financial Information of Liquidity Provider ..............................   S-4
Supplemental Income Tax Considerations ...................................   S-4
Plan of Distribution .....................................................   S-4
Ratings ..................................................................   S-4
Legal Matters ............................................................   S-5
Reports to Receiptholders ................................................   S-5
Additional Information ...................................................   S-5

                                   Prospectus
Summary ..................................................................     1
Risk Factors .............................................................     7
Introduction .............................................................     8
Interest and Principal ...................................................     8
Optional Tender of P-FLOATs ..............................................    11
Mandatory Tender of P-FLOATs .............................................    11
Immediate Termination of Optional and
  Mandatory Tender Rights ................................................    13
Fixed Rate Conversion ....................................................    15
Withdrawal of Bonds ......................................................    15
Procedures for Purchase And Remarketing ..................................    16
Details of the Receipts ..................................................    18
Redemption Upon Redemption of
  Underlying Bonds .......................................................    21
Certain Provisions of the Trust Agreement ................................    22
Miscellaneous ............................................................    25
The Bonds ................................................................    26
The Sponsor ..............................................................    27
The Remarketing Agreement ................................................    27
The Liquidity Facility ...................................................    28
Certain Income Tax Considerations ........................................    29
Plan of Distribution .....................................................    34
Use of Proceeds ..........................................................    34
Rating ...................................................................    34
Legal Matters ............................................................    34
Reports to Receiptholders ................................................    34
Incorporation of Certain Information
  By Reference ...........................................................    35
Additional Information ...................................................    35

================================================================================


================================================================================


                                    [$      ]
                                  (Approximate)

                              Pass Through Floating
                          Tax-Exempt Receipt Trust 199_
                                     Issuer

                              $       Pass Through
                                    Floating
                               Tax-Exempt Receipts
                                 ("P-FLOATS"(SM))
                                    Series R-

                       Merrill Lynch Municipal ABS, Inc.
                                     Sponsor


                        --------------------------------
                              PROSPECTUS SUPPLEMENT
                        --------------------------------


                               Merrill Lynch & Co.

                              [            , 1999]



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration fees are estimated.

           SEC Registration Fee................................   *
           Legal Fees and Expenses.............................   *
           Accounting Fees and Expenses........................   *
           Trustee's Fees and Expenses (including counsel fees)   *
           Printing and Engraving Fees.........................   *
           Rating Agency Fees..................................   *
           Miscellaneous.......................................   *
                 Total.........................................   *

*  To be provided by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are made, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The Amended and Restated Certificate of Incorporation of Merrill Lynch Municipal ABS, Inc. provides for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

     The Series Trust Agreement for each Series of Receipts will provide either that the Registrant and the partners, directors, officers, employees and agents of the Registrant, or that the Trustee and the partners, directors, officers, employees and agents of the Trustee, will be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Series Trust Agreement or the Receipts, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

ITEM 16. EXHIBITS.

    EXHIBIT
      NO.                   DESCRIPTION
    -------                 -----------

      1.1     Form of Underwriting Agreement.*

      4.1     Form of Series Trust Agreement.*

      4.2     Form of Bond Sale Agreement.*

      5.1 Opinion of Cadwalader, Wickersham & Taft with respect to certain matters involving the Receipts.*

      8.1     Opinion of Cadwalader, Wickersham & Taft as to tax matters.*

      23.1 Consent of Cadwalader, Wickersham & Taft (included as part of Exhibits 5.1 and 8.1).*

      24.1 Power of Attorney (contained on page II-5 of this Registration Statement).*

      99.1    Additional Exhibits: Financial Information of Bond Insurers.*

[* To be filed by amendment.]

ITEM 17. UNDERTAKINGS.

              (a) Undertaking pursuant to Rule 415.

              The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
              Statement:

                      (i) to include any prospectus required by Section 10(a)(3)
                  of the Securities Act of 1933;

                      (ii) to reflect in the Prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii) to include any material information with respect to
                  the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Undertaking in respect of indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (c) Filings incorporating subsequent Exchange Act documents by reference.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, State of New York February 3, 1999.


                                            MERRILL LYNCH MUNICIPAL ABS, INC.


                                            By: /s/ ROBERT C. BARBER
                                                --------------------------------
                                                Name: Robert C. Barber
                                                Title: President

                                POWER OF ATTORNEY

       KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. Curland and Edward J. Sisk, and each of them, his true and lawful attorneys-in-fact and agents for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents may lawfully do or cause to be done by virtue thereof.

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

        SIGNATURE                   CAPACITY                          DATE
        ---------                   --------                          ----

   /s/ ROBERT C. BARBER        President and Chairman
----------------------------     of the Board                  February 3, 1999
       Robert C. Barber


   /s/ THOMAS CASSANO
----------------------------   Treasurer                       February 3, 1999
       Thomas Cassano


   /s/ JOHN LAWLOR
----------------------------   Director                        February 3, 1999
       John Lawlor


   /s/ DONALD J. PUGLISI
----------------------------   Director                        February 3, 1999
       Donald J. Puglisi

                                  EXHIBIT INDEX

                                                                   SEQUENTIALLY
                                                                     NUMBERED
     EXHIBIT                    DESCRIPTION                            PAGE
     -------                    -----------                        ------------

      1.1     Form of Underwriting Agreement.*

      4.1     Form of Series Trust Agreement.*

      4.2     Form of Bond Sale Agreement.*

      5.1 Opinion of Cadwalader, Wickersham & Taft with respect to certain matters involving the Receipts.*

      8.1     Opinion of Cadwalader, Wickersham & Taft as to tax matters.*

     23.1 Consent of Cadwalader, Wickersham & Taft (included as part of Exhibits 5.1 and 8.1).*

     24.1 Power of Attorney (contained on page II-5 of this Registration Statement).*

     99.1     Additional Exhibits: Financial Information of
              Bond Insurers.*

------------
* To be filed by amendment.